================================================================================
                                                                    EXHIBIT 4(i)


                     REVOLVING CREDIT AND GUARANTY AGREEMENT
================================================================================



                                      Among

                        ARMSTRONG WORLD INDUSTRIES, INC.
   a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code as Borrower
                                   -----------

                                      and

                     THE SUBSIDIARIES OF THE BORROWER NAMED
             HEREIN, each a Debtor and a Debtor-in-Possession under
                        Chapter 11 of the Bankruptcy Code

                                  as Guarantors
                                  -------------

                                       and

                             THE BANKS PARTY HERETO,

                                       and

                            THE CHASE MANHATTAN BANK,

                 as Administrative Agent and Documentation Agent
                 -----------------------------------------------

                             CHASE SECURITIES INC.,
                                 as Book Manager
                                 ---------------
                                       and
                                       ---
                                  Lead Arranger
                                  -------------



================================================================================
                          Dated as of December 6, 2000


================================================================================

                     REVOLVING CREDIT AND GUARANTY AGREEMENT
                          Dated as of December 6, 2000


          REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of December 6, 2000, among ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation (the "Borrower"), a debtor and debtor-in-possession in a case pending under Chapter
 --------
11 of the Bankruptcy Code, and certain of the subsidiaries of the Borrower signatory hereto (each a "Guarantor" and collectively, the "Guarantors"), each
                          ---------                         ----------
of which Guarantors referred to in this paragraph is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Case" and collectively,
                                                       ----
the "Cases"), THE CHASE MANHATTAN BANK, a New York banking corporation
     -----
("Chase"), each of the other financial institutions from time to time party
  -----
hereto (together with Chase, the "Banks") and THE CHASE MANHATTAN BANK, as agent
                                  -----
(in such capacity, the "Agent") for the Banks.
                        -----

                             INTRODUCTORY STATEMENT
                             ----------------------

          On December 6, 2000, the Borrower and the Guarantors filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

          The Borrower has applied to the Banks for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $400,000,000, all of the Borrower's obligations under which are to be guaranteed by the Guarantors.

          The proceeds of the Loans will be used for working capital and other general corporate purposes of the Borrower and the Guarantors, which shall include intercompany loans and advances to Non-filed Subsidiaries to the extent permitted by this Agreement.

          To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents (including, without limitation, Indebtedness of the Borrower to Chase or any of its banking Affiliates permitted by Section 6.03(vi), the Borrower and the Guarantors will provide to the Agent and the Banks the following (each as more fully described herein):

a guaranty from each of the Guarantors of the due and punctual payment and performance of the obligations of the Borrower hereunder;

an allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code; and
a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all cash and cash equivalents in the Letter of Credit Account, provided that following the Termination Date, amounts in the Letter of Credit
--------
Account shall not be subject to the Carve-Out hereinafter referred to.

          All of the claims and the Liens granted hereunder in the Cases to the Agent and the Banks shall be subject to the Carve-Out to the extent provided in
Section 2.23.

          Accordingly, the parties hereto hereby agree as follows:

DEFINITIONS

     Defined Terms.
     -------------

          As used in this Agreement, the following terms shall have the meanings specified below:

          "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.
           -------------

          "ABR Loan" shall mean any Loan bearing interest at a rate determined
           --------
by reference to the Alternate Base Rate in accordance with the provisions of
Section 2.

          "Additional Credit" shall have the meaning given such term in Section
           -----------------
4.02(d) hereof.

          "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar
           -------------------
Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBOR Rate" shall mean the rate (rounded upwards, if necessary, to the
      ----------
next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Affiliate" shall mean, as to any Person, any other Person which,
           ---------
directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a
 -----------------
"Controlling Person") if the Controlling Person possesses, directly or
 ------------------
indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

          "Agent" shall have the meaning set forth in the Introduction.
           -----

          "Agreement" shall mean this Revolving Credit and Guaranty Agreement,
           ---------
as the same may from time to time be further amended, modified or supplemented.

          "Alternate Base Rate" shall mean, for any day, a rate per annum
           -------------------
(rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per
                                 ----------
annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "Base CD Rate"
                                                                   ------------
shall mean the sum of (a) the quotient of (i) the Three-Month Secondary CD Rate divided by (ii) a percentage expressed as a decimal equal to 100% minus Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate"
                                                 -----------------------------
shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the
                 ----------------------------
weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Margin" shall mean, for any day with respect to any ABR
           -----------------
Loan or Eurodollar Loan, or with respect to any unreimbursed draws under Letters of Credit (as provided for in Section 2.03(d) or Letter of Credit Fees payable hereunder as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread," "Eurodollar Spread,"

Unreimbursed L/C Rate," or (except as set forth in Section 2.21) "Letter of Credit Fee Rate" as the case may be, based upon the Total Facility Usage applicable on such date:


----------------------------------------------------------------------------------------------------------------
                                                                                           Letter of Credit Fee
   Total Facility Usage        ABR Spread       Eurodollar Spread   Unreimbursed L/C Rate          Rate
   --------------------        ----------       -----------------   ---------------------  --------------------
----------------------------------------------------------------------------------------------------------------
Less than $200,000,000            .50%                1.50%                 .50%                  1.50%
----------------------------------------------------------------------------------------------------------------
$200,000,000 to                  1.00%                2.00%                 1.00%                 2.00%
$400,000,000
----------------------------------------------------------------------------------------------------------------

          "Assessment Rate" shall mean for any date the annual rate (rounded
           ---------------
upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in dollars at the Agent's domestic offices.

          "Assignment and Acceptance" shall mean an assignment and acceptance
           -------------------------
entered into by a Bank and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit C.

          "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as
           ---------------
heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

          "Bankruptcy Court" shall mean the United States Bankruptcy Court for
           ----------------
the District of Delaware or any other court having jurisdiction over the Cases from time to time.

          "Banks" shall have the meaning set forth in the Introduction.
           -----

          "Board" shall mean the Board of Governors of the Federal Reserve
           -----
System of the United States.

          "Borrower" shall have the meaning set forth in the Introduction.
           --------

          "Borrowing" shall mean the incurrence of Loans of a single Type made
           ---------
from all the Banks on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to Section 2.16 being considered a part of the related Borrowing of Eurodollar Loans).


          "Borrowing Base" shall be defined in a manner satisfactory to the
           --------------
Agent and reflected in an amendment to this Agreement satisfactory to the Agent to be executed prior to the entry of the Final Order and approved by the Bankruptcy Court at the time of the entry thereof; such Borrowing Base shall include inventory and receivables, and certain other assets satisfactory to the Agent (as to which the Agent shall have received such appraisals and valuations as may have been requested by the Agent), of the Borrower meeting certain eligibility standards determined by the Agent. Borrowing Base standards may be fixed and revised from time to time solely by the Agent in its exclusive discretion and consistent with its standard practice with any changes in such standards to be effective 10 days after delivery of notice thereof to the Borrower. The Borrowing Base shall not include any assets of the Non-filed Subsidiaries, provided that the Borrower may request that the
                               --------
Borrowing Base include inventory and receivables, and certain other assets satisfactory to the Agent (as to which the Agent shall have received such appraisals and valuations as may have been requested by the Agent), meeting eligibility standards determined by the Agent of certain Domestic Subsidiaries if the Agent is satisfied in its sole judgment that such inventory, receivables and other assets are subject to valid and perfected first Liens in favor of the Borrower or the Agent.

          "Borrowing Base Certificate" shall mean a certificate substantially in
           --------------------------
the form of an exhibit to the amendment to this Agreement referred to in the definition of "Borrowing Base" (with such changes therein as may be required by the Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified by a Financial Officer of the Borrower, which shall include appropriate exhibits and schedules as referred to therein.

          "Business Day" shall mean any day other than a Saturday, Sunday or
           ------------
other day on which banks in the State of New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed); provided, however, that when used in
                                          --------  -------
connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

          "Capital Expenditures" shall mean, for any period, the aggregate of
           --------------------
all expenditures (whether paid in cash and not theretofore accrued subsequent to the date of this Agreement or accrued as liabilities during such period and including that portion of Capitalized Leases which is capitalized on the consolidated balance sheet of the Borrower and the Guarantors) net of cash amounts received by the Borrower and the Guarantors from other Persons during such period in reimbursement of Capital Expenditures made by the Borrower and the Guarantors, excluding interest capitalized during construction, by the Borrower and the Guarantors during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or intangibles or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and the Guarantors (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any of the Guarantors to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

          "Capitalized Lease" shall mean, as applied to any Person, any lease of
           -----------------
property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

          "Carve-Out" shall have the meaning set forth in Section 2.23.
           ---------

          "Cases" shall mean the Chapter 11 Cases of the Borrower and each of
           -----
the Guarantors pending in the Bankruptcy Court.

          "Change of Control" shall mean (i) the acquisition of ownership,
           -----------------
directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (ii) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were neither (A) nominated by the Board of Directors of the Borrower nor (B) appointed by directors so nominated.

          "Chase" shall have the meaning set forth in the Introduction.
           -----

          "Closing Date" shall mean the date on which this Agreement has been
           ------------
executed and the conditions precedent to the making of the initial Loans set forth in Section 4.01 have been satisfied or waived, which date shall occur promptly upon entry of the Interim Order, but not later than 10 days following the entry of the Interim Order.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Commitment" shall mean, with respect to each Bank, the commitment of
           ----------
each Bank hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.10 of this Agreement.

          "Commitment Fee" shall have the meaning set forth in Section 2.20.
           --------------

          "Commitment Letter" shall mean that certain Commitment Letter dated
           -----------------
December 1, 2000 among the Agent, Chase Securities Inc. and the Borrower.

          "Commitment Percentage" shall mean at any time, with respect to each
           ---------------------
Bank, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

          "Competitive Bid" means an offer by a Bank to make a Competitive Loan
           ---------------
in accordance with Section 2.06A.

          "Competitive Bid Rate" means, with respect to any Competitive Bid, the
           --------------------
Margin or the Fixed Rate, as applicable, offered by the Bank making such Competitive Bid.

          "Competitive Bid Request" means a request by the Borrower for
           -----------------------
Competitive Bids in accordance with Section 2.06A.

          "Competitive Loan" means a Loan made pursuant to Section 2.06A.
           ----------------

          "Consummation Date" shall mean the date of the substantial
           -----------------
consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan of the Borrower or any of the Guarantors that is confirmed pursuant to an order of the Bankruptcy Court.

          "Cumulative Cash Flow" shall mean, as of the last day of each four (4)
           --------------------
fiscal quarter period of the Borrower, the sum of the Borrower's EBITDA for such period plus the aggregate cash dividends received by the Borrower from the Guarantors and the Non-filed Subsidiaries during such period.

          "Dollars" and "$" shall mean lawful money of the United States of
           ---------------
America.

          "Domestic Subsidiaries" shall mean, collectively, the direct and
           ---------------------
indirect domestic Subsidiaries of the Borrower, other than the Guarantors.

          "EBITDA" shall mean, for any period, all as determined in accordance
           ------
with GAAP, the consolidated net income (or net loss) of the Borrower and the Guarantors for such period, plus (a) the sum of (i) depreciation expense, (ii)
                            ----
amortization expense, (iii) other non-cash expenses, (iv) provision for LIFO adjustment for inventory valuation, (v) net total Federal, state and local income tax expense, (vi) gross interest expense for such period less gross interest income for such period, (vii) extraordinary losses, (viii) any non-recurring charge or restructuring or reorganization charge (such as plant closing costs, severance costs and asbestos reserve changes) which in accordance with GAAP is not excluded from operating income, (ix) the cumulative effect of any change in accounting principles and (x) "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") as shown on the Borrower's consolidated statement of income for such period less (b)
                                                            ----
extraordinary gains plus or minus (c) the amount of cash received or expended in
                    ----    -----
such period in respect of any amount which, under clause (viii) above, was taken into account in determining EBITDA for such or any prior period.


          "Eligible Assignee" shall mean (i) a commercial bank having total
           -----------------
assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund, in each case acceptable to the Agent, which in the ordinary course of business extends credit of the type contemplated herein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; and (iii) any other financial institution satisfactory to the Borrower and the Agent.

          "Environmental Lien" shall mean a Lien in favor of any Governmental
           ------------------
Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" shall mean any trade or business (whether or not
           ---------------
incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

          "Eurocurrency Liabilities" shall have the meaning assigned thereto in
           ------------------------
Regulation D issued by the Board, as in effect from time to time.

          "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar
           --------------------
Loans.

          "Eurodollar Loan" shall mean any Loan bearing interest at a rate
           ---------------
determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Section 2.

          "Event of Default" shall have the meaning given such term in Section
           ----------------
7.

          "Fees" shall collectively mean the Commitment Fees, Letter of Credit
           ----
Fees and other fees referred to in Sections 2.19, 2.20 and 2.21.

          "Filing Date" shall mean December 6, 2000.
           -----------

          "Final Order" shall have the meaning given such term in Section
           -----------
4.02(d).

          "Financial Officer" shall mean the Chief Financial Officer, Corporate
           -----------------
Controller, Treasurer or Assistant Treasurer of the Borrower.

          "Fixed Rate" means, with respect to any Competitive Loan (other than a
           ----------
Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Bank making such Competitive Loan in its related Competitive Bid.

          "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed
           ---------------
Rate.

          "Foreign Subsidiaries" shall mean, collectively, the direct and
           --------------------
indirect foreign Subsidiaries of the Borrower.

          "Fronting Bank" shall mean Chase (or any of its banking affiliates) or
           -------------
such other Bank (which other Bank shall be reasonably satisfactory to the Borrower) as may agree with Chase to act in such capacity.

          "GAAP" shall mean generally accepted accounting principles applied in
           ----
accordance with Section 1.02.

          "Governmental Authority" shall mean any Federal, state, municipal or
           ----------------------
other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

          "Guarantor" shall have the meaning set forth in the Introduction.
           ---------


          "Indebtedness" shall mean, at any time and with respect to any Person,
           ------------
(i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and (y) interest rate swap, cap or collar agreements and interest rate future or option contracts; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through
(vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Insufficiency" shall mean, with respect to any Plan, the amount, if
           -------------
any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

          "Interim Order" shall have the meaning given such term in Section
           -------------
4.01(b).

          "Interest Payment Date" shall mean (i) as to any Eurodollar Loan, the
           ---------------------
last day of each consecutive 30 day period running from the commencement of the applicable Interest Period, (ii) as to all ABR Loans, the last calendar day of each month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.12 and (iii) as to any Competitive Loan, the last day of the Interest Period applicable thereto.

          "Interest Period" shall mean, as to any Borrowing of Eurodollar Loans,
           ---------------
the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one or three months thereafter, as the Borrower may elect in the related notice delivered pursuant to Sections 2.06(b) or 2.12; provided, however, that (i) if
                                                --------  -------
any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

          "Investments" shall have the meaning given such term in Section 6.10.
           -----------

          "Letter of Credit" shall mean any irrevocable letter of credit issued
           ----------------
pursuant to Section 2.03, which letter of credit shall be (i) a standby or import documentary letter of credit, (ii) issued for purposes that are consistent with the ordinary course of business of the Borrower or any Subsidiary, or for such other purposes as are reasonably acceptable to the Agent, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Fronting Bank.

          "Letter of Credit Account" shall mean the account established by the
           ------------------------
Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017 designated as the "Armstrong World Industries, Inc. Letter of Credit Account" that shall be used solely for the purposes set forth in Sections 2.03(b) and 2.13.

          "Letter of Credit Fees" shall mean the fees payable in respect of
           ---------------------
Letters of Credit pursuant to Section 2.21.

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
           -----------------------------
(i) the aggregate undrawn stated amount of all Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

          "Lien" shall mean any mortgage, pledge, security interest,
           ----
encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

          "Loan" shall have the meaning given such term in Section 2.01; except
           ----
as used in Sections 2.01, 2.06, 2.08, 2.11 and 2.12, the term "Loan" shall include Competitive Loans for all purposes of this Agreement and the other Loan Documents.

          "Loan Documents" shall mean this Agreement, the Letters of Credit, and
           --------------
any other instrument or agreement executed and delivered in connection herewith.

          "Margin" means, with respect to any Competitive Loan bearing interest
           ------
at a rate based on the LIBOR Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBOR Rate to determine the rate of interest applicable to such Loan, as specified by the Bank making such Loan in its related Competitive Bid.

          "Maturity Date" shall mean twenty-four (24) months after the
           -------------
commencement of the Debtor's Case.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" shall mean a Single Employer Plan, which (i)
           ----------------------
is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

          "Net Debt" shall mean, on any day, the amount by which Total Facility
           --------
Usage on such day exceeds the sum on such day of the Borrower's collected cash balances plus cash equivalents.

          "Non-Filed Subsidiaries" shall mean the Domestic Subsidiaries and the
           ----------------------
Foreign Subsidiaries.


          "Obligations" shall mean (a) the due and punctual payment of principal
           -----------
of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors to the Banks and the Agent under the Loan Documents.

          "Orders" shall mean the Interim Order and the Final Order of the
           ------
Bankruptcy Court referred to in Sections 4.01(b) and 4.02(d).

          "Other Taxes" shall have the meaning given such term in Section 2.18.
           -----------

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any
           ----
successor agency or entity performing substantially the same functions.

          "Pension Plan" shall mean a defined benefit pension or retirement plan
           ------------
which meets and is subject to the requirements of Section 401(a) of the Code.

          "Permitted Investments" shall mean:
           ---------------------

direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Agent or the bank with whom the Borrower and the Guarantors maintain their cash management system, or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) above; and investments whether directly or indirectly, in the capital stock of the Guarantors and the other Subsidiaries of the Borrower by the Borrower.

          "Permitted Liens" shall mean (i) Liens imposed by law (other than
           ---------------
Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Filing Date or thereafter imposed by law and created in the ordinary course of business; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits, statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not interfere materially with the ordinary conduct of the business of the Borrower or any Guarantor, as the case may be, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor, as the case may be; (v) purchase money Liens (including Capitalized Leases) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.03(iv) solely for the purpose of financing the acquisition of such property; and (vi) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (v) above, provided that the principal amount of the
                                  --------
obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

          "Person" shall mean any natural person, corporation, division of a
           ------
corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" shall mean a Single Employer Plan or a Multiemployer Plan.
           ----

          "Prepayment Date" shall mean forty-five (45) days after the Filing
           ---------------
Date if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such forty-five (45) day period.

          "Pre-Petition Payment" shall mean a payment (by way of adequate
           --------------------
protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables or other pre-petition claims against the Borrower or any Guarantor.

          "Register" shall have the meaning set forth in Section 10.03(d).
           --------

          "Reorganization Plan" shall mean a plan of reorganization in any of
           -------------------
the Cases.

          "Required Banks" shall mean, at any time, Banks holding Loans
           --------------
representing in excess of 50% of the aggregate principal amount of such Loans outstanding or, if no such Loans are outstanding, Banks having Commitments representing in excess of 50% of the Total Commitment.

          "Single Employer Plan" shall mean a single employer plan, as defined
           --------------------
in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

          "Statutory Reserves" shall mean on any date the percentage (expressed
           ------------------
as a decimal) established by the Board and any other banking authority which is
(i) for purposes of the definition of Base CD Rate, the then stated maximum rate of all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, for new three month negotiable nonpersonal time deposits in dollars of $100,000 or more or (ii) for purposes of the definition of Adjusted LIBOR Rate, the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

          "Subsidiary" shall mean, with respect to any Person (herein referred
           ----------
to as the "parent"), any corporation, association or other business entity
           ------
(whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Super-majority Banks" shall have the meaning given such term in
           --------------------
Section 10.10(b).

          "Superpriority Claim" shall mean a claim against the Borrower and any
           -------------------
Guarantor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

          "Taxes" shall have the meaning given such term in Section 2.18.
           -----

          "Termination Date" shall mean the earliest to occur of (i) the
           ----------------
Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

          "Termination Event" shall mean (i) a "reportable event", as such term
           -----------------
is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in Section 4068 of ERISA excluding events described in Section 4043(c)(9) of ERISA or 29 CFR (S)(S)2615.21 or 2615.23 and excluding events which would not be reasonably likely (as reasonably determined by the Agent) to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole, or
(ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(c) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or
(v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

          "Total Commitment" shall mean, at any time, the sum of the Commitments
           ----------------
at such time.

          "Total Facility Usage" shall mean, at any time, the sum of (i) the
           --------------------
aggregate outstanding principal amount of all Loans and (ii) the aggregate Letter of Credit Outstandings.

          "Transferee" shall have the meaning given such term in Section 2.18.
           ----------

          "Type" when used in respect of any Loan or Borrowing shall refer to
           ----
the Rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall mean the Adjusted LIBOR Rate and the Alternate Base Rate.

          "Unused Total Commitment" shall mean, at any time (i) the Total
           -----------------------
Commitment less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans other than Competitive Loans and (y) the aggregate Letter of Credit Outstandings.

          "Withdrawal Liability" shall have the meaning given such term under
           --------------------
Part I of Subtitle E of Title IV of ERISA.

     Terms Generally. The definitions in Section 1.01 shall apply equally to
     ---------------
both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided,
                                                                   --------
however, that for purposes of determining compliance with any covenant set forth
-------
in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.04.

AMOUNT AND TERMS OF CREDIT

     Commitment of the Banks.
     -----------------------

Each Bank severally and not jointly with the other Banks agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans (each a "Loan" and collectively, the "Loans") to the Borrower at any time and
         ----                         -----
from time to time during the period commencing on the date hereof and ending on the Termination Date (or the earlier date of termination of the Total Commitment) in an aggregate principal amount not to exceed, when added to such Bank's Commitment Percentage of the then aggregate Letter of Credit Outstandings (in excess of the amount of cash then held in the Letter of Credit Account pursuant to Section 2.03(b)), the Commitment of such Bank, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time following the entry by the Bankruptcy Court of the Final Order shall the sum of the then outstanding aggregate principal amount of the Loans and Competitive Loans (without duplication) plus the then aggregate Letter of Credit
                                        ----
Outstandings exceed the lesser of (i) the Total Commitment of $400,000,000, as the same may be reduced from time to time pursuant to Section 2.10 and (ii) the Borrowing Base.

Each Borrowing shall be made by the Banks pro rata in accordance with their
                                          --- ----
respective Commitments; provided, however, that the failure of any Bank to make
                        --------  -------
any Loan shall not in itself relieve the other Banks of their obligations to lend.


     Borrowing Base. Notwithstanding any other provision of this Agreement to
     --------------
the contrary, the aggregate principal amount of all outstanding Loans (including, without limitation, Competitive Loans) plus the then aggregate Letter of Credit Outstandings shall not at any time following the entry by the Bankruptcy Court of the Final Order exceed the Borrowing Base and no Loan shall be made or Letter of Credit issued in violation of the foregoing.

     Letters of Credit.
     -----------------

Upon the terms and subject to the conditions herein set forth, the Borrower may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower or a Guarantor one or more Letters of Credit, provided that no
                                                           --------
Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $200,000,000 or (ii) the aggregate Letter of Credit Outstandings, when added to the aggregate outstanding principal amount of the Loans, would exceed the Total Commitment and, provided
                                                                      --------
further that no Letter of Credit shall be issued if the Fronting Bank shall have
-------
received notice from the Agent or the Required Banks that the conditions to such issuance have not been met.

No Letter of Credit shall expire later than 60 days after the Maturity Date, provided that if any Letter of Credit shall be outstanding on the Termination
--------
Date, the Borrower shall, at or prior to the Termination Date, except as the Agent may otherwise agree in writing, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Fronting Bank undrawn and marked "canceled" or (ii) if the Borrower is unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Bank and the Agent (in their sole discretion), issued by a bank satisfactory to such Fronting Bank and the Agent (in their sole discretion), is in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks and/or (y) deposit cash in the Letter of Credit Account in an amount equal to 105% of the then undrawn stated amount of all Letter of Credit Outstandings as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations.

The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.21 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower in Dollars not later than the first Business Day following the date of draw and shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate plus the
                                                                      ----
Applicable Margin and thereafter until reimbursed in full at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus two percent
                                 ----                       ----
(2%) (computed on the basis of the actual number of days elapsed over a year of 360 days). The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date (or the earlier date of termination of the Total Commitment), in cash or through a Borrowing without the satisfaction of the conditions precedent set forth in Section 4.02 or (y) if such draw occurs on or after the Termination Date (or the earlier date of termination of the Total Commitment), in cash. Each Bank agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Sections 2.02.

Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Bank other than such Fronting Bank and each such other Bank shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 10.03, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Banks. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Bank.

In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Agent, which shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such Bank's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Agent, and the Agent so notifies the Banks prior to 11:00 a.m. (New York City time) on any Business Day, such Banks shall make available to the Fronting Bank such Bank's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Bank shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such Bank agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any Bank to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Bank shall be responsible for the failure of any other Bank to make available to such Fronting Bank such other Bank's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Banks pursuant to this paragraph, such Fronting Bank shall pay to each Bank which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Bank's Commitment Percentage thereof.

     Issuance. Whenever the Borrower desires a Fronting Bank to issue a Letter
     --------
of Credit, it shall give to such Fronting Bank and the Agent at least two Business Days' prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon by the Agent, the Borrower and the Fronting Bank) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

     Nature of Letter of Credit Obligations Absolute. The obligations of the
     -----------------------------------------------
Borrower to reimburse the Banks for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Fronting Bank of any draft or the reimbursement by the Borrower thereof): (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the Banks, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

     Making of Loans.
     ---------------

Except as contemplated by Sections 2.06A and 2.11, Loans shall be either ABR Loans or Eurodollar Loans as the Borrower may request subject to and in accordance with this Section, provided that all Loans made pursuant to the same
                              --------
Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Bank may fulfill its Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Bank to make such Loan; provided that any such use of a lending office shall not affect the obligation
--------
of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each Bank shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to
Section 2.15. Subject to the other provisions of this Section and the provisions of Section 2.12, Borrowings of Loans of more than one Type may be incurred at the same time, provided that no more than five (5) Borrowings of Eurodollar
               --------
Loans may be outstanding at any time.


The Borrower shall give the Agent prior notice of each Borrowing hereunder of at least three Business Days for Eurodollar Loans and one Business Day for ABR Loans; such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $5,000,000 (and integral multiples of $5,000,000) in the case of Eurodollar Loans and $5,000,000 (and integral multiples of $5,000,000) in the case of ABR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business Day in the case of Eurodollar Loans and 12:00 noon, New York City time on the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made except as provided in the last sentence of this Section 2.06(b). Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans. The Agent shall promptly notify each Bank of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Bank shall make its share of the Borrowing available at the office of the Agent at 270 Park Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Banks to fund any borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Banks available to the Borrower no later than 1:00 p.m. New York City time (other than as provided in the following sentence). Notwithstanding the first sentence of this subsection (b), the Borrower shall be permitted to request same day borrowings of ABR Loans and the Banks shall make such Borrowings available to the Borrower by 4:00 p.m., New York City time, on the same Business Day that the Borrower gives notice to the Agent of such Borrowing by 10:30 a.m., New York City time.


     SECTION 2.06A Competitive Bid Procedure. (a) Subject to the terms and
                   -------------------------
conditions set forth herein, from time to time during the period commencing on the date hereof and ending on the Termination Date (or the earlier date of termination of the Total Commitment), the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the aggregate principal amount of
                          --------
outstanding Competitive Loans at any time shall not exceed $25,000,000 and the provisions of Section 2.01(a) and Section 2.02 shall not have been violated by the making thereof. To request Competitive Bids, the Borrower shall notify the Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more
                    --------
than) 3 Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Agent of a written Competitive Bid Request in a form approved by the Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.06(a):

              (i)   the aggregate amount of the requested Borrowing;

              (ii)  the date of such Borrowing, which shall be a Business Day;

              (iii) whether such Borrowing is to be a Eurodollar Borrowing or a
                    Fixed Rate Borrowing;

              (iv) the Interest Period to be applicable to such Borrowing, which (x) in the case of a Eurodollar Borrowing, shall be a one-month period contemplated by the definition of the term "Interest Period" and (y) in the case of a Fixed Rate Borrowing, shall be no less than 3 days and no more than 20 days; and

              (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of this Agreement.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Agent shall notify the Banks of the details thereof by telecopy, inviting the Banks to submit Competitive Bids.

          (b) Each Bank in its sole determination may (but shall not have any obligation of any kind to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Bank must be in a form approved by the Agent and must be received by the Agent by telecopy, in the case of a Eurodollar Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of the Borrowing of such Competitive Loan, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of the Borrowing of such Competitive Loan. Competitive Bids that do not conform to the form approved by the Agent may be rejected by the Agent, and the Agent shall notify the applicable Bank as promptly as practicable. Each Competitive Bid shall specify
(i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Bank is willing to make, (ii) the Competitive Bid Rate or Rates at which the Bank is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

          (c) The Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and principal amount specified in each Competitive Bid and the identity of the Bank that shall have made such Competitive Bid.


          (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Agent by telephone, confirmed by telecopy in a form approved by the Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Loan, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Loan; provided that (i) the failure of the Borrower to give such notice shall be
      --------
deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Loan specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in
                                                             --------
accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive
                                        ----------------
Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

          (e) The Agent shall promptly notify each bidding Bank by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

          (f) If the Agent shall elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Banks are required to submit their Competitive Bids to the Agent pursuant to paragraph (b) of this Section.

     Repayment of Loans; Evidence of Debt.
     ------------------------------------

The Borrower hereby unconditionally promises to pay to the Agent for the account of each Bank the then unpaid principal amount of each Loan on the Termination Date, provided that the principal amount of each Competitive Loan shall be paid
      --------
on the last day of the Interest Period applicable thereto.


Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Banks and each Bank's share thereof.

The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the
                      ----- -----
obligations recorded therein; provided that the failure of any Bank or the Agent
                              --------
to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

Any Bank may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Bank a promissory note payable to the order of such Bank (or, if requested by such Bank, to such Bank and its registered assigns) in a form furnished by the Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.03) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     Interest on Loans.
     -----------------

Subject to the provisions of Section 2.09, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate plus the Applicable
                                                           ----
Margin.

Subject to the provisions of Section 2.09, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus the Applicable Margin.
          ----

Accrued interest on all Loans shall be payable monthly in arrears on each Interest Payment Date applicable thereto (provided, that interest on each
                                          --------
Competitive Loan shall be payable on the last day of the Interest Period applicable thereto), at maturity (whether by acceleration or otherwise), after such maturity on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).


     Default Interest. If the Borrower or any Guarantor, as the case may be,
     ----------------
shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.03(d) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum

(computed on the basis of the actual number of days elapsed over a year of 360 days) equal to two percent (2%) in excess of the interest rate which would otherwise be in effect from time to time with respect thereto.

     Optional Termination or Reduction of Commitment. Upon at least two Business
     -----------------------------------------------
Days' prior written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment. Each such reduction of the Commitments shall be in the principal amount of $5,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the Commitment, the Borrower shall pay to the Agent for the account of each Bank the Commitment Fee accrued on the amount of the Commitment of such Bank so terminated or reduced through the date thereof. Any reduction of the Total Commitment pursuant to this Section shall be applied pro rata to reduce the Commitment of each Bank.
        --- ----

     Alternate Rate of Interest. In the event, and on each occasion, that on the
     --------------------------
day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Agent shall, as soon as practicable thereafter, give written or telegraphic notice of such determination to the Borrower and the Banks, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section 2.06 or 2.12 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

     Refinancing of Loans. The Borrower shall have the right, at any time, on
     --------------------
three Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4 as a condition to such refinancing) any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:


as a condition to the refinancing of ABR Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Banks immediately prior to such refinancing;

the aggregate principal amount of Loans being refinanced shall be at least $5,000,000, provided that no partial refinancing of a Borrowing of Eurodollar
            --------
Loans shall result in the Eurodollar

Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 in aggregate principal amount;

each Bank shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto; and

each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Borrower, promptly give each Bank notice of any refinancing, in whole or part, of any Loan made by such Bank.

     Mandatory Prepayment; Commitment Termination; Cash Collateral.
     -------------------------------------------------------------

If at any time after the entry of the Final Order the aggregate principal amount of the outstanding Loans plus the undrawn amount of outstanding Letter of Credit Outstandings exceeds the lesser of (x) the Total Commitment and (y) the Borrowing Base, the Borrower will within three Business Days (i) prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings to be equal
                  ----
to or less than the Total Commitment and/or the Borrowing Base, as the case may be, and (ii) if, after giving effect to the prepayment in full of the Loans, the undrawn amount of outstanding Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account exceeds the Total Commitment and/or the Borrowing Base, as the case may be, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account so exceeds the Total Commitment or Borrowing Base, as the case may be.

Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall pay the Loans in full and, except as the Agent may otherwise agree in writing, if any Letter of Credit remains outstanding, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the sum of the aggregate Letter of Credit Outstandings exceeds the amount of cash held in the Letter of Credit Account, such cash to be remitted to the Borrower upon the expiration, cancellation, satisfaction or other termination of such reimbursement obligations, or otherwise comply with Section 2.03(b).

     Optional Prepayment of Loans; Reimbursement of Banks.
     ----------------------------------------------------

The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three Business Days' prior written, telex or facsimile notice to the Agent and (y) with respect to ABR Loans on the same Business Day if written, telex or facsimile notice is received by the Agent prior to 12:00 noon, New York City time, and thereafter upon at least one Business Day's prior written, telex or facsimile notice to the Agent; provided, however, that (i) each such partial
                               --------  -------
prepayment shall be in multiples of $5,000,000, (ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.14(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in clause (i) of the first sentence of Section 2.14(b), and (iii) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Bank of the principal amount of the Loans held by such Bank which are to be prepaid, the prepayment date and the manner of application of the prepayment.

The Borrower shall reimburse each Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan (including, without limitation, any such prepayment in connection with the syndication of the credit facility evidenced by this Agreement) or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.06 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Bank of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Bank as the excess, if any, of (A) the amount of interest which would have accrued to such Bank on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Bank.

In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14(a), the Borrower on demand by any Bank shall pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any loss incurred by such Bank as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Bank to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.14(b). Each Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Bank.

Any partial prepayment of the Loans by the Borrower pursuant to Sections 2.13 or
2.14 shall be applied as specified by the Borrower or, in the absence of such specification, as determined by the Agent, provided that in the latter case no
                                           --------
Eurodollar Loans shall be prepaid pursuant to Section 2.13 to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

Notwithstanding anything to the contrary set forth herein, the Borrower shall not have the right to prepay Competitive Loans.

         Reserve Requirements; Change in Circumstances.
         ---------------------------------------------

Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan made by such Bank or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Bank by the jurisdiction in which such Bank has its principal office or in which the applicable lending office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Bank would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Bank (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate) or shall impose on such Bank or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Bank to be material, then the Borrower will pay to such Bank in accordance with paragraph
(c) below such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

If any Bank shall have determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement, the Loans made by such Bank pursuant hereto, such Bank's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Bank to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into account Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

A certificate of each Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Bank the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Bank receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.


Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     Change in Legality.
     ------------------

Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change after the date of this Agreement in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Bank to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Bank determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Bank in such market, then, by written notice to the Borrower, such Bank may (i) declare that Eurodollar Loans will not thereafter be made by such

Bank hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Bank only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Bank shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Bank or the converted Eurodollar Loans of such Bank shall instead be applied to repay the ABR Loans made by such Bank in lieu of, or resulting from the conversion of, such Eurodollar Loans.

For purposes of this Section 2.16, a notice to the Borrower by any Bank pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrower.

     Pro Rata Treatment, etc. All payments and repayments of principal and
     -----------------------
interest in respect of the Loans (except as provided in Section 2.07(a) with respect to Competitive Loans and in Sections 2.15 and 2.16) shall be made pro rata among the Banks in accordance with the then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings and all outstanding undrawn Letters of Credit (and the unreimbursed amount of drawn Letters of Credit) hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Banks in accordance with their Commitments. All payments by the Borrower hereunder shall be (i) net of any tax applicable to the Borrower or Guarantor and (ii) made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

     Taxes.
     -----

Any and all payments by the Borrower or any Guarantor hereunder shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income or
                 ---------
overall gross receipts of the Agent or any Bank (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Agent or any Bank (or
 ----------
Transferee) by the United States or any jurisdiction under the laws of which the Agent or any such Bank (or Transferee) is organized or in which the applicable lending office of any such Bank (or Transferee) is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such Bank (or Transferee) would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("Amounts")
                          -------
with respect to payments hereunder to a Bank (or Transferee) in accordance with laws in effect on the later of the date of this Agreement and the date such Bank (or Transferee) becomes a Bank (or Transferee, as the case may be), but not excluding, with respect to such Bank (or Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the
                                                               -----
Borrower or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Banks (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

In addition, the Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").
                                                 ----- -----

The Borrower will indemnify each Bank (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Bank (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Bank (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Bank (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Bank (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund plus interest that is received by the Bank (or Transferee) or the Agent as part of the refund), net of all out-of-pocket expenses of such Bank (or Transferee) or the Agent and without additional interest thereon; provided that the Borrower, upon the request of
                             --------
such Bank (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Bank (or Transferee) or the Agent in the event such Bank (or Transferee) or the Agent is required to repay such refund. Nothing contained in this subsection (c) shall require any Bank

(or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Bank (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.


Each Bank (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including (A) Internal Revenue Service Form W-8 or W-9 and (B) Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Bank (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

The Borrower shall not be required to pay any additional amounts to any Bank (or Transferee) in respect of United States Federal withholding tax pursuant to subsection (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) to comply with the provisions of subsection (f) above.

Any Bank (or Transferee) claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole reasonable determination of such Bank (or Transferee), be otherwise materially disadvantageous to such Bank (or Transferee).

     Certain Fees. The Borrower shall pay to the Agent, for the respective
     ------------
accounts of the Agent and the Banks, the fees set forth in that certain letter dated December 1, 2000 among the Agent, Chase Securities Inc. and the Borrower at the times set forth therein.

     Commitment Fee. The Borrower shall pay to the Banks a commitment fee (the
     --------------
"Commitment Fee") for the period commencing on the date the Commitment Letter is
 --------------
executed to the Termination Date or the earlier date of termination of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of three-eighths of one percent (3/8%) per annum on the average daily Unused Total Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and (z) as provided in Section 2.10 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

     Letter of Credit Fees. The Borrower shall pay with respect to each Letter
     ---------------------
of Credit (i) to the Agent on behalf of the Banks a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate equal to the Applicable Margin per annum on the daily average Letter of Credit Outstandings, provided, that in the case of Letter of Credit Outstandings not in
              --------
excess of $100,000,000, such percentage per annum shall be equal to 1.25% at all times during which Total Facility Usage is less than $200,000,000, and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance, amendments and processing referred to in Section 2.03. Accrued fees described in clause
(ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrower and the Agent.


     Nature of Fees. All Fees shall be paid on the dates due, in immediately
     --------------
available funds, to the Agent for the respective accounts of the Agent and the Banks, as provided herein and in the letter described in Section 2.19. Once paid, none of the Fees shall be refundable under any circumstances.

     Priority and Liens. The Borrower and each of the Guarantors hereby
     ------------------
covenants, represents and warrants that, upon entry of the Interim Order, the Obligations of the Borrower and the Guarantors hereunder and under the Loan Documents and in respect of Indebtedness owed to Chase and its banking Affiliates permitted by Section 6.03(vi): (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed administrative expense claims in the Cases having priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code; and (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all cash maintained in the Letter of Credit Account and any direct investments of the funds contained therein, subject only to (x) in the event of the occurrence and during the continuance of an Event of Default, the payment of allowed and unpaid professional fees and disbursements incurred by the Borrower, the Guarantors and any statutory committees appointed in the Cases in an aggregate amount not in excess of $5,000,000 and (y) the payment of unpaid fees pursuant to 28 U.S.C. ss. 1930 and to the Clerk of the Bankruptcy Court (collectively, the "Carve-Out"), provided
                                                         ---------    --------
that following the Termination Date, amounts in the Letter of Credit Account shall not be subject to the Carve-Out. The Banks agree that so long as no Event of Default shall have occurred, the Borrower and the Guarantors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. ss. 330 and 11 U.S.C. ss. 331, as the same may be due and payable, and the same shall not reduce the Carve-Out.

     Right of Set-Off. Subject to the provisions of Section 7.01, upon the
     ----------------
occurrence and during the continuance of any Event of Default, the Agent and each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and each such Bank to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Bank shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Bank and the Agent agrees promptly to notify the Borrower and Guarantors after any such set-off and application made by such Bank or by the Agent, as the case may be, provided that the failure to give such notice shall
                           --------
not affect the validity of such set-off and application. The rights of each Bank and the Agent under this Section are in addition to other rights and remedies which such Bank and the Agent may have upon the occurrence and during the continuance of any Event of Default.


     Security Interest in Letter of Credit Account. Pursuant to Section
     ---------------------------------------------
364(c)(2) of the Bankruptcy Code, the Borrower and the Guarantors hereby assign and pledge to the Agent, for its benefit and for the ratable benefit of the Banks, and hereby grant to the Agent, for its benefit and for the ratable benefit of the Banks, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Guarantors' right, title and interest in and to the Letter of Credit Account and any direct investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrower, whether pursuant to Section 363 of the Bankruptcy Code or otherwise.

     Payment of Obligations. Subject to the provisions of Section 7.01, upon the
     ----------------------
maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower and the Guarantors, the Banks shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

     No Discharge; Survival of Claims. Each of the Borrower and the Guarantors
     --------------------------------
agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Plan of Reorganization (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agent and the Banks pursuant to the Order and described in Section 2.23 and the Liens granted to the Agent pursuant to the Order and described in Sections 2.23 and
2.25 shall not be affected in any manner by the entry of an order confirming a Plan of Reorganization.

REPRESENTATIONS AND WARRANTIES

          In order to induce the Banks to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:

     Organization and Authority. Each of the Borrower and the Guarantors (i) is
     --------------------------
a corporation duly organized and validly existing under the laws of the State of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole; (ii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (iii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

     Due Execution. Upon the entry by the Bankruptcy Court of the Interim Order
     -------------
(or the Final Order, when applicable), the execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (i) are within the respective corporate powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate action including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or governmental instrumentality, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Filing Date or any material lease, agreement or other instrument entered into after the Filing Date binding on the Borrower or the Guarantors or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors other than the Liens granted pursuant to this Agreement or the Orders; and do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Orders. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), this Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms and the Orders.

     Statements Made. The information that has been delivered in writing by the
     ---------------
Borrower or any of the Guarantors to the Agent or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such Guarantor to be reasonable at the time such projections were furnished.


     Financial Statements. The Borrower has furnished the Banks with copies of
     --------------------
(i) the audited consolidated financial statement and schedules of the Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 1999 and (ii) the unaudited consolidated financial statement and schedules of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended September 30, 2000. Such financial statements present fairly the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis as of such date and for such period; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP. No material adverse change in the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower or the Borrower and its consolidated Subsidiaries, taken as a whole, has occurred from that set forth in the Borrower's consolidated financial statements for the fiscal quarter ended September 30, 2000 other than those which customarily occur as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Cases (including, without limitation, those reflected in the financial projections heretofore made available to the Agent).

     Ownership. Each of the Persons listed on Schedule 3.05 is a wholly-owned,
     ---------
direct or indirect Subsidiary of the Borrower, and the Borrower owns no other Subsidiaries, whether directly or indirectly, other than as set forth on
Schedule 3.05.

     Liens. Except for Liens existing on the Filing Date as reflected on
     -----
Schedule 3.06, there are no Liens of any nature whatsoever on any assets of the Borrower or any of the Guarantors other than: (i) Permitted Liens; (ii) Liens permitted pursuant to Section 6.01(ii); and (iii) Liens in favor of the Agent and the Banks on the Letter of Credit Account. Neither the Borrower nor the Guarantors are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or any Guarantor or otherwise result in a violation of this Agreement other than the Liens granted to the Agent and the Banks on the Letter of Credit Account as provided for in this Agreement.

     Compliance with Law.
     -------------------

(i) The operations of the Borrower and the Guarantors comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. (S)(S) 6901 et seq.); (ii) to
                                                              -- ---
the Borrower's and each of the Guarantor's knowledge, none of the operations of the Borrower or the Guarantors is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrower or any Guarantor is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) to the Borrower's and each of the Guarantor's knowledge, the Borrower and the Guarantors do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

Neither the Borrower nor any Guarantor is, to the best of its knowledge, in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole.

     Insurance. All policies of insurance of any kind or nature owned by or
     ---------
issued to the Borrower and the Guarantors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of the Borrower and the Guarantors.


     The Orders. On the date of the making of the initial Loans or the issuance
     ----------
of the initial Letters of Credit hereunder, whichever first occurs, the Interim Order will have been entered and will not have been stayed, amended, vacated, reversed or rescinded. On the date of the making of any Loan or the issuance of any Letter of Credit, the Interim Order or the Final Order, as the case may be, shall have been entered and shall not have been amended, stayed, vacated or rescinded. Upon the maturity (whether by the acceleration or otherwise) of any of the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Banks shall, subject to the provisions of Section 7.01, be entitled to immediate payment of such obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

     Use of Proceeds. The proceeds of the Loans shall be used for working
     --------------
capital and for other general corporate purposes of the Borrower and the Guarantors which shall include interrogatory loans and advances to, and the issuance of Letters of Credit for the benefit of, the Non-filed Subsidiary, subject, in each case, to the limitations provided for in Section 6.10 hereof.

     Litigation. Other than as set forth on Schedule 3.11, there are no unstayed
     ----------
actions, suits or proceedings pending or, to the knowledge of the Borrower or the Guarantors, threatened against or affecting the Borrower or the Guarantors or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely to the Borrower or the Guarantors and, if so determined adversely to the Borrower or the Guarantors would have a material adverse effect on the financial condition, business, properties, prospects, operations or assets of the Borrower and the Guarantors, taken as a whole.

     SECTION 1. CONDITIONS OF LENDING

     Conditions Precedent to Initial Loans and Initial Letters of Credit. The
     -------------------------------------------------------------------
obligation of the Banks to make the initial Loans or the Fronting Bank to issue the initial Letter of Credit, whichever may occur first, is subject to the following conditions precedent:

Supporting Documents. The Agent shall have received for each of the Borrower and
--------------------
the Guarantors:

a copy of such entity's certificate of incorporation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation;

a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by that entity and as to the charter documents on file in the office of such Secretary of State; and

a certificate of the Secretary or an Assistant Secretary of that entity dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Letter of Credit Account, (C) that the certificate of incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and
(D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause
(iii)).

Interim Order. At the time of the making of the initial Loans or at the time of
-------------
the issuance of the initial Letters of Credit, whichever first occurs, the Agent and the Banks shall have received a signed copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-1 (the "Interim Order") approving
                                                     -------------
the Loan Documents and granting the Superpriority Claim status and

Liens on cash maintained in the Letter of Credit Account described in Section
2.23 which Interim Order (i) shall have been entered, upon an application or motion of the Borrower reasonably satisfactory in form and substance to the Agent, on such prior notice to such parties as may in each case be reasonably satisfactory to the Agent, (ii) shall authorize extensions of credit in amounts up to $150,000,000, (iii) shall approve the payment by the Borrower of all of the Fees set forth in Section 2.19, (iv) shall be in full force and effect, and
(v) shall not have been stayed, reversed, modified or amended in any respect; and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letter of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

First Day Orders. All of the "first day orders" entered by the Bankruptcy Court
----------------
at the time of the commencement of the Cases shall be reasonably satisfactory in form and substance to the Agent.

Opinion of Counsel. The Agent and the Banks shall have received the favorable
------------------
written opinion of counsel to the Borrower and the Guarantors reasonably acceptable to the Agent, dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs, substantially in the form of Exhibit B.

Payment of Fees. The Borrower shall have paid to the Agent the then unpaid
---------------
balance of all accrued and unpaid Fees due under and pursuant to this Agreement and the letter referred to in Section 2.19.

Corporate and Judicial Proceedings. All corporate and judicial proceedings and
----------------------------------
all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agent and the Banks contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

Information. The Agent shall have received such information (financial or
-----------
otherwise) as may be reasonably requested by the Agent and shall have discussed such information with the Borrower's management and shall be satisfied with the nature and substance of such information and such discussions.

Forecast. The Agent and the Banks shall have received from the Borrower a
--------
forecast on a monthly basis of the Borrower's anticipated cash receipts and disbursements for the period ending on the one year anniversary of the Filing Date, satisfactory in form and substance to them.

Compliance with Laws. The Borrower and the Guarantors shall have granted the
--------------------
Agent access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters, and any third party verification of certain matters relating to compliance with environmental laws and regulations requested by the Agent, and the Agent shall be reasonably satisfied that the Borrower and the Guarantors are in compliance in all material respects with all applicable environmental laws and regulations and be satisfied with the costs of maintaining such compliance.

UCC Searches. The Agent shall have received UCC searches conducted in the
------------
jurisdictions in which the Borrower conducts business (dated as of a date reasonably satisfactory to the Agent), reflecting the absence of Liens and encumbrances on the assets of the Borrower other than such Liens as may be satisfactory to the Agent.

Analysis. The Agent shall be satisfied with its analysis of the Borrower's
--------
inventory and receivables (including, without limitation) their inventory and receivables reporting and control systems.

Closing Documents. The Agent shall have received all documents required by this
-----------------
Agreement reasonably satisfactory in form and substance to the Agent.

     Conditions Precedent to Each Loan and Each Letter of Credit. The obligation
     -----------------------------------------------------------
of the Banks to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

Notice. The Agent shall have received a notice with respect to such borrowing or
------
issuance, as the case may be, as required by Section 2.

Representations and Warranties. All representations and warranties contained in
------------------------------
this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

No Default. On the date of each Borrowing hereunder or the issuance of each
----------
Letter of Credit, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

Orders. The Interim Order shall be in full force and effect and shall not have
------
been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Banks, provided, that at the time
                                                     --------
of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount authorized by the Interim Order (collectively, the "Additional Credit"),
                                                           -----------------
the Agent and each of the Banks shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-2 (the "Final
                                                                       -----
Order"), which, in any event, shall have been entered by the Bankruptcy Court no
-----
later than 45 days after the Filing Date, and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Banks; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

Payment of Fees. The Borrower shall have paid to the Agent the then unpaid
---------------
balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement and the letter referred to in Section 2.19.

Borrowing Base Certificate. Following the entry of the Final Order, the Agent
--------------------------
shall have received the timely delivery of the most recent Borrowing Base Certificate (delivered no more than thirty (30) days prior to the making of a Loan or the issuance of a Letter of Credit) required to be delivered hereunder.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.

AFFIRMATIVE COVENANTS

          From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(b)), or any amount shall remain outstanding or unpaid under this Agreement, the Borrower and each of the Guarantors agree that, unless the Required Banks shall otherwise consent in writing, the Borrower and each of the Guarantors will:

     Financial Statements, Reports, etc. Deliver to the Agent and each of the
     ----------------------------------
Banks:

within 90 days after the end of each fiscal year, the Borrower's stand alone and the Borrower's consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower alone and the Borrower and its consolidated Subsidiaries on a consolidated basis, respectively, as of the close of such fiscal year and the results of their respective operations during such year, the statement of the Borrower and the consolidated statement of the Borrower to be audited for the Borrower by KPMG LLP independent public accountants of recognized national standing acceptable to the Required Banks and accompanied, in each case, by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases or a going concern qualification) and to be certified by a Financial Officer of the Borrower to the effect that such financial statements fairly present the financial condition and results of operations of the Borrower alone and the Borrower and its consolidated Subsidiaries on a consolidated basis, respectively, in accordance with GAAP;

within 45 days after the end of each of the first three fiscal quarters and within 90 days after the end of the fourth fiscal quarter of each fiscal year, the Borrower's stand alone and the Borrower's consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower alone and the Borrower and its consolidated Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Borrower alone and the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

concurrently with any delivery of financial statements under (a) or (b) above as applicable, (i) a certificate of a Financial Officer certifying such statements
(A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and
(B) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of Sections 6.03, 6.04, 6.05 and
6.10 and (ii) a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of such accountants accompanying the audited consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

as soon as available, but no more than 45 days after the end of each of the first three fiscal quarters and within 90 days after the end of the fourth fiscal quarter of each fiscal year, the unaudited quarterly cash flow reports of the Borrower and the Guarantors on a consolidated basis and as of the close of such fiscal quarter and the results of their operations during such fiscal period and the then elapsed portion of the fiscal year;

at all times during which Total Facility Usage exceeds $50,000,000, not later than the first business day of each week a weekly report satisfactory to the Agent reflecting the Borrower's collected cash balances and cash equivalents as of Friday of the immediately preceding week;

as soon as possible, and in any event within 45 days of the Closing Date, separate consolidated pro forma balance sheets of the Borrower's and the
                      --- -----
Guarantors' financial condition as of the Filing Date;

as soon as possible, and in any event not later than 90 days after the filing date, the Agent shall have received audited financial statements for the Borrower alone for the fiscal year ended December 31, 1999;

not later than the first anniversary of the Filing Date, an annual update for the period through the Maturity Date of the forecast delivered to the Agent pursuant to Section 4.01(h), and prompt notice of any changes to such forecast or updates thereof, in each case satisfactory in form and substance to the Agent;

promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

as soon as available and in any event (A) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (B) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

if requested by the Agent, promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

within 10 days after notice is given or required to be given to the PBGC under
Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under
Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Guarantor (including, without limitation, reports satisfactory to the Agent with respect to environmental matters), or compliance with the terms of any material loan or financing agreements as the Agent, at the request of any Bank, may reasonably request;

furnish to the Agent and its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court in the Cases, or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases.

     Corporate Existence. Preserve and maintain in full force and effect all
     -------------------
governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except
(i)(A) if in the reasonable business judgment of the Borrower or its subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a material adverse effect on the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole, and (ii) as otherwise permitted in connection with sales of assets permitted by Section 6.11.

     Insurance. (a) Keep its insurable properties insured at all times, against
     ---------
such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Guarantor, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (b) maintain such other insurance or self insurance as may be required by law.

     Obligations and Taxes. With respect to the Borrower and each Guarantor, pay
     ---------------------
all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor).

     Notice of Event of Default, etc. Promptly give to the Agent notice in
     -------------------------------
writing of any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default.


     Access to Books and Records. Maintain or cause to be maintained at all
     ---------------------------
times true and complete books and records in accordance with GAAP of the financial operations of the Borrower and the Guarantors; and provide the Agent and its representatives access to all such books and records during regular business hours, in order that the Agent may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower or the Guarantors to the Agent or the Banks pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, upon reasonable notice, permit the Agent and any agents or representatives (including, without limitation, appraisers) thereof and the Banks to visit the properties of the Borrower and the Guarantors.

     Borrowing Base Certificate. After the entry of the Final Order furnish to
     --------------------------
the Agent as soon as available and in any event (i) within that number of days after the end of each month that is agreed upon by the Borrower and the Agent, of each month, a monthly Borrowing Base Certificate as of the last day of such month, (ii) if requested by the Agent at any other time when the Agent reasonably believes that the then existing Borrowing Base Certificate is materially inaccurate, as soon as reasonably available but in no event later than that number of Business Days after such request that is agreed upon by the Borrower and the Agent, a Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with supporting documentation, and
(iii) such other supporting documentation and additional reports with respect to the Borrowing Base as the Agent shall reasonably request.

     Collateral Monitoring and Review. At any time upon the request of the
     --------------------------------
Agent, permit the Agent or professionals (including consultants, accountants and appraisers) retained by the Agent or its professionals to conduct evaluations and appraisals of (i) the Borrower's practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base, and pay the reasonable fees and expenses in connection therewith (including, without limitation, the reasonable and customary fees and expenses associated with the Agent's Collateral Agent Services Group). In connection with any collateral monitoring or review and appraisal relating to the computation of the Borrowing Base, the Borrower shall make such adjustments to the Borrowing Base as the Agent shall reasonably require based upon the terms of this Agreement and results of such collateral monitoring, review or appraisal.

     Projections. As soon as practicable, and in any event not later than
     -----------
January 15, 2001, furnish to the Agent the Borrower's projections prepared on a quarterly basis for the period through the Maturity Date which shall be satisfactory in form and substance to the Agent, and make its senior officers available to discuss the same with the Agent upon the Agent's reasonable request.

NEGATIVE COVENANTS

          From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(b)) or any amount shall remain outstanding or unpaid under this Agreement, unless the Required Banks shall otherwise consent in writing, the Borrower and each of the Guarantors will not (and will not apply to the Bankruptcy Court for authority to):


     Liens. Incur, create, assume or suffer to exist any Lien on any asset of
     -----
the Borrower or the Guarantors, now owned or hereafter acquired by the Borrower or any of such Guarantors, or permit any Domestic Subsidiary so to do other than
(i) Liens which were existing on the Filing Date as reflected on Schedule 3.06 hereto; (ii) Permitted Liens; (iii) Liens on cash maintained in the Letter of Credit Account in favor of the Agent and the Banks; (iv) Liens securing purchase money Indebtedness or Capitalized Leases permitted by Section 6.03(iv); (v) in the case of Domestic Subsidiaries, Liens securing obligations outstanding in a principal amount not in excess of $50,000,000 in the aggregate for all of such Domestic Subsidiaries; and (vi) in the case of Domestic Subsidiaries, Liens in favor of the Borrower.

     Merger, etc. Consolidate or merge with or into another Person or permit any
     -----------
of the Non-filed Subsidiaries so to do, except that (i) any Non-filed Subsidiary may merge with or into any other Non-filed Subsidiary or (ii) or any Non-filed Subsidiary may merge or consolidate in connection with asset dispositions permitted pursuant to Section 6.11.

     Indebtedness. Contract, create, incur, assume or suffer to exist any
     ------------
Indebtedness, or permit any of the Domestic Subsidiaries so to do, except for
(i) Indebtedness under this Agreement; (ii) in the case of the Borrower and the Guarantors, Indebtedness incurred prior to the Filing Date (including existing Capitalized Leases); (iii) intercompany Indebtedness between the Borrower and the Guarantors, (iv) in the case of the Borrower, Indebtedness incurred subsequent to the Filing Date secured by purchase money Liens or Capitalized Leases in an aggregate amount not to exceed $15,000,000 to the extent permitted by Section 6.04; (v) Indebtedness arising from Investments among the Borrower and the Domestic Subsidiaries that are permitted hereunder; (vi) post-petition Indebtedness owed to banks or other financial institutions in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds; (vii) hedging and foreign exchange transactions entered into in the ordinary course of business consistent with past practices; and (viii) in the case of the Domestic Subsidiaries, Indebtedness incurred prior to the Filing Date and set forth on Schedule 6.03 hereto, refinancings thereof, purchase money Indebtedness or Capitalized Leases and other Indebtedness in an aggregate amount not in excess of $50,000,000 for all of such Domestic Subsidiaries.

     Capital Expenditures. Make, or permit the Non-filed Subsidiaries to make,
     --------------------
Capital Expenditures in excess of $170,000,000 in the aggregate in any fiscal year.

     Leverage Ratio. Permit the ratio of Net Debt on any day to the Borrower's
     --------------
Cumulative Cash Flow for the then most recently ended four (4) fiscal quarters to be greater than 2.50 to 1 at any time.


     Guarantees and Other Liabilities. Purchase or repurchase (or agree,
     --------------------------------
contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations of any Borrower, Guarantor or Non-filed Subsidiary if such guarantor could have incurred such Indebtedness or obligations under this Agreement and (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

     Chapter 11 Claims. Incur, create, assume, suffer to exist or permit any
     -----------------
other Super-Priority Claim which is pari passu with or senior to the claims of
                                    ---- -----
the Agent and the Banks against the Borrower and the Guarantors hereunder, except for the Carve-Out.

     Dividends; Capital Stock. Declare or pay, directly or indirectly, any
     ------------------------
dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes, provided that any Guarantor may
                                                 --------
pay dividends to the Borrower.

     Transactions with Affiliates. Sell or transfer any property or assets to,
     ----------------------------
or otherwise engage in any other material transactions with, any of its Affiliates (other than the Borrower and its Subsidiaries), other than in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arm's-length basis from unrelated third parties.

     Investments, Loans, Advances and Acquisitions. Purchase, hold or acquire
     ---------------------------------------------
any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, "Investments") or make
                                                        -----------
any acquisitions of assets other than in the ordinary course of business or except to the extent permitted by Section 6.04, except for (i) Permitted Investments, (ii) advances and loans among the Borrower and the Guarantors in the ordinary course of business consistent with past practices and (iii) advances and loans by the Borrower or the Guarantors to Non-filed Subsidiaries in the ordinary course of business consistent with past practices, provided that loans, advances and capital contribution after the Closing Date to Non-filed Subsidiaries made from the proceeds of Loans plus Letters of Credit issued for
                                             ----
the exclusive benefit of Non-filed Subsidiaries shall not exceed $100,000,000 at any one time outstanding.

     Disposition of Assets. Sell or otherwise dispose of any assets (including,
     ---------------------
without limitation, the capital stock of any Subsidiary) or permit any of the Non-filed Subsidiaries so to do except for (i) sales of inventory, fixtures and equipment in the ordinary course of business, (ii) sales of surplus equipment no longer used in production, (iii) in the case of the Borrower and the Guarantors, sales of other assets on an arm's-length basis for consideration in an amount not less than the fair market value thereof if the aggregate purchase price for all of such other assets does not exceed $75,000,000, and (iv) in the case of Non-filed Subsidiaries, the sale or other disposition of (x) the cabinets division of Triangle Pacific Corp. and the textile and sports business of the Borrowers' European Subsidiaries and (y) sales of other assets on an arm's-length basis for consideration in an amount not less than the fair market value thereof if the aggregate purchase price for all of such other assets referred to in this clause
(y) does not exceed $150,000,000.

     Nature of Business. Modify or alter in any material manner the nature and
     ------------------
type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted (except as required by the Bankruptcy Code), it being understood that asset sales permitted by Section 6.11 shall not constitute such a material modification or alteration.

EVENTS OF DEFAULT

     Events of Default. In the case of the happening of any of the following
     -----------------
events and the continuance thereof beyond the applicable period of grace if any (each, an "Event of Default"):
           ----------------

any material representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantors to the Banks under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

default shall be made in the payment of any (i) Fees or interest on the Loans when due, and such default shall continue unremedied for more than two (2) Business Days or (ii) principal of the Loans or other amounts payable by the Borrower hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof (including the Prepayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in Section 6 hereof; or

default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days; or
any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or the Borrower or any Guarantor shall file a motion or other pleading seeking the dismissal of any of the Cases under Section 1112 of the Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in
Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by the Borrower or any Guarantor for the approval of any other Super-Priority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or
                                                        ---- -----
senior to the claims of the Agent and the Banks against the Borrower or any Guarantor hereunder, or there shall arise or be granted any such pari passu or
                                                                 ---- -----
senior Super-Priority Claim; or

the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower or any of the Guarantors which have a value in excess of $500,000 in the aggregate; or

a Change of Control shall occur; or

the Borrower shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three (3) Business Days; or

any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court; or

an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of 10 days, vacating or otherwise modifying either of the Orders without the prior written consent of the Agent and the Required Banks; or

any judgment or order as to a post-petition liability or debt for the payment of money in excess of $1,000,000 shall be rendered against the Borrower or any of the Guarantors and shall not be satisfied and the enforcement thereof shall not have been stayed; or

any non-monetary judgment or order with respect to a post-petition event shall be rendered against the Borrower or any of the Guarantors which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, prospects, operations or assets of the Borrower and the Guarantors taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Agent or any Bank under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or except as permitted by the Orders, the Borrower or the Guarantors shall make any Pre-Petition Payment other than Pre-Petition Payments authorized by the Bankruptcy Court (v) in accordance with other "first day" orders reasonably satisfactory to the Agent, (w) not in excess $25,000,000 in respect of certain critical vendors, (x) in connection with the assumption of executory contracts and unexpired leases, (y) in respect of accrued payroll and related expenses and employee benefits as of the Filing Date and (z) not in excess of $3,000,000 in respect of other obligations; or

any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than 10 days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $5,000,000; or

 (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and
(iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $5,000,000 allocable to post-petition obligations or requires payments exceeding $500,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by the Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $5,000,000; or

the Borrower or any ERISA Affiliate shall have committed a failure described in
Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date) and the amount determined under
Section 302(f)(3) of ERISA is equal to or greater than $5,000,000; or

it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any Guarantor is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a material adverse effect on the financial condition, business, properties, operations or assets of the Borrower or the Borrower and its Subsidiaries, taken as a whole, and the enforcement thereof shall not have been stayed;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Agent may, and at the request of the Required Banks, shall, by notice to the Borrower (with a copy to counsel for any statutory committee appointed in the Cases and to the United States Trustee for the District of Delaware), take one or more of the following actions, at the same or different times (provided, that with respect to clause (iv) below, the Agent shall provide the Borrower (with a copy to counsel for any statutory committee appointed in the Cases and to the United States Trustee for the District of Delaware with five (5) Business Days' written notice prior to taking the action contemplated thereby and provided, further, that upon receipt of notice referred to in the immediately
--------  -------
preceding clause with respect to the accounts referred to in clause (iv) below, the Borrower may continue to make ordinary course disbursements from such accounts (other than the Letter of Credit Account) but may not withdraw or disburse any other amounts from such accounts): (i) terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon demand to forthwith deposit in the Letter of Credit Account cash in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the then Letter of Credit Outstandings (and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Agent in such amount five
(5) Business Days after the giving of the notice referred to above); (iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Agent and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and (v) exercise any and all remedies under the Loan Documents and under applicable law available to the Agent and the Banks.

THE AGENT

     Administration by Agent. The general administration of the Loan Documents
     -----------------------
shall be by the Agent. Each Bank hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

     Advances and Payments
     ---------------------

On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Banks, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Agent do so, each of the Banks agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

Any amounts received by the Agent in connection with this Agreement (other than amounts to which the Agent is entitled pursuant to Sections 2.19, 8.06, 10.05 and 10.06), the application of which is not otherwise provided for in this Agreement shall be applied, first, in accordance with each Bank's Commitment
                            -----
Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, and second, in accordance with each Bank's Commitment Percentage to pay accrued
    ------
but unpaid interest and the principal balance outstanding and all unreimbursed Letter of Credit drawings. All amounts to be paid to a Bank by the Agent shall be credited to that Bank, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Bank's correspondent account with the Agent, as such Bank and the Agent shall from time to time agree.

     Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise
     ------------------
of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans (other than Competitive Loans unless an Event of Default shall have occurred and be continuing) as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Bank
(a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Bank a participation in the Loans of such other Bank, so that the aggregate unpaid principal amount of each Bank's Loans and its participation in Loans of the other Banks shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Banks share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.01) or counterclaim with respect to any and all moneys owing by the Borrower to such Bank as fully as if such Bank held a Note and was the original obligee thereon, in the amount of such participation.

     Agreement of Required Banks. Upon any occasion requiring or permitting an
     ---------------------------
approval, consent, waiver, election or other action on the part of the Required Banks, action shall be taken by the Agent for and on behalf or for the benefit of all Banks upon the direction of the Required

Banks, and any such action shall be binding on all Banks. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

     Liability of Agent.
     ------------------

The Agent when acting on behalf of the Banks, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the Banks or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Banks or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Banks or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Banks or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

Neither the Agent nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any Bank or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

The Agent, in its capacity as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.


     Reimbursement and Indemnification. Each Bank agrees (i) to reimburse (x)
     ---------------------------------
the Agent for such Bank's Commitment Percentage of any expenses and fees incurred for the benefit of the Banks under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the Guarantors and (y) the Agent for such Bank's Commitment Percentage of any expenses of the Agent incurred for the benefit of the Banks that the Borrower has agreed to reimburse pursuant to
Section 10.05 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

     Rights of Agent. It is understood and agreed that Chase shall have the same
     ---------------
rights and powers hereunder (including the right to give such instructions) as the other Banks and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any Guarantor, as though it were not the Agent of the Banks under this Agreement.

     Independent Banks. Each Bank acknowledges that it has decided to enter into
     -----------------
this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the Guarantors and agrees that the Agent shall bear no responsibility therefor.

     Notice of Transfer. The Agent may deem and treat a Bank party to this
     ------------------
Agreement as the owner of such Bank's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Bank shall have been received by the Agent.

     Successor Agent. The Agent may resign at any time by giving written notice
     ---------------
thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

GUARANTY

     Guaranty
     --------

Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Agent or a Bank to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise;
(ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or a Bank to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

Each of the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or a Bank to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or a Bank in favor of the Borrower or any other Guarantor, or to any other Person.

Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither of the Agent, nor any of the Banks makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

Subject to the provisions of Section 7.01, upon the Obligations becoming due and payable (by acceleration or otherwise), the Banks shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Agent, without further application to or order of the Bankruptcy Court.


     No Impairment of Guaranty. The obligations of the Guarantors hereunder
     -------------------------
shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or a Bank to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

     Subrogation. Upon payment by any Guarantor of any sums to the Agent or a
     -----------
Bank hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent and the Banks to be credited and applied to the Obligations, whether matured or unmatured.

MISCELLANEOUS

     Notices. Notices and other communications provided for herein shall be in
     -------
writing (including telegraphic, telex, facsimile or cable communication) and shall be mailed, telegraphed, telexed, transmitted, cabled or delivered to the Borrower or any Guarantor at 2500 Columbia Avenue, Lancaster, Pennsylvania 17604, Attention: E. Follin Smith and to a Bank or the Agent to it at its address set forth on Annex A, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when delivered to the telegraph company, charges prepaid, if by telegram; or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender; in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Agent notices pursuant to the preceding sentence with respect to change of address and pursuant to Section 2 shall be effective only when received by the Agent.

     Survival of Agreement, Representations and Warranties, etc. All warranties,
     ----------------------------------------------------------
representations and covenants made by the Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Bank or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower.

     Successors and Assigns.
     ----------------------

This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Banks and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Banks. Each Bank may sell participations to any Person in all or part of any Loan, or all or part of its Commitment, in which event, without limiting the foregoing, the provisions of Section 2.15 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower's and the Guarantors' liability, if any, under Sections 2.15 and 2.18 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of
                                                      --- ----
payments, as described in Section 2.17, shall be determined as if such Bank had not sold such participation. In the event any Bank shall sell any participation, such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and each of the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Bank may grant its participant the right to consent to such Bank's execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Banks, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrower's obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Bank selling such participation hereunder with respect to the Borrower.

Each Bank may assign to one or more Banks or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it), provided, however, that (i) other
                                            --------  -------
than in the case of an assignment to a Person at least 50% owned by the assignor Bank, or by a common parent of both, or to another Bank, the Agent and the Fronting Bank must give their respective prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) the aggregate amount of the Commitment and/or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $5,000,000 or the remaining portion of such Bank's Commitment and/or Loans, if less (or $1,000,000 in the case of an assignment between Banks) and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) the Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Bank.

The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Banks shall treat each Person the name of which is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and the assignee thereunder together with the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Agent and the Fronting Bank (to the extent such consent is required hereunder), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Bank by or on behalf of the Borrower or any of the Guarantors; provided that prior to any
                                                    --------
such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.04.

The Borrower hereby agrees, to the extent set forth in the Commitment Letter, to actively assist and cooperate with the Agent in the Agent's efforts to sell participations herein (as described in Section 10.03(a)) and assign to one or more Banks or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.03(b)).

     Confidentiality. Each Bank agrees to keep any information delivered or made
     ---------------
available by the Borrower or any of the Guarantors to it confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank
                         --------
from disclosing such information (i) to any of its Affiliates or to any other Bank, provided such Affiliate agrees to keep such information confidential to
      --------
the same extent required by the Banks hereunder, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Bank which is not permitted by this Agreement, (v) in connection with any litigation to which the Agent, any Bank, or their respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f). Each Bank shall use reasonable efforts to notify the Borrower of any required disclosure under clause (ii) of this Section.

     Expenses. Whether or not the transactions hereby contemplated shall be
     --------
consummated, the Borrower and the Guarantors agree to pay all reasonable and documented out-of-pocket expenses incurred by the Agent (including but not limited to the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, special counsel for the Agent, any other counsel that the Agent shall retain and any internal or third-party appraisers, consultants and auditors advising the Agent and Chase Securities Inc.) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, the reasonable and customary costs, fees and expenses internally allocated charges and expenses relating to the Agent's initial and ongoing Borrowing Base examinations, of the Agent in connection with its monthly and other periodic field audits, monitoring of assets (including reasonable and customary internal collateral monitoring fees) and publicity expenses, and, following the occurrence of an Event of Default, all reasonable out-of-pocket expenses incurred by the Banks and the Agent in the enforcement or protection of the rights of any one or more of the Banks or the Agent in connection with this Agreement or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Banks or the Agent. Such payments shall be made on the date of the Interim Order and thereafter on demand upon delivery of a statement setting forth such costs and expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to reimburse the Agent and Chase Securities Inc. for the expenses set forth in the Commitment Letter and the reimbursement provisions thereof are hereby incorporated herein by reference. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

     Indemnity. The Borrower and each of the Guarantors agree to indemnify and
     ---------
hold harmless the Agent, Chase Securities Inc. and the Banks and their directors, officers, employees, agents and Affiliates (each an "Indemnified
                                                                -----------
Party") from and against any and all expenses, losses, claims, damages and
-----
liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

     CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL
     -------------
RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND THE BANKRUPTCY CODE.

     No Waiver. No failure on the part of the Agent or any of the Banks to
     ---------
exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     Extension of Maturity. Should any payment of principal of or interest or
     ---------------------
any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

     Amendments, etc.
     ----------------

No modification, amendment or waiver of any provision of this Agreement or any of the other Loan Documents, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without
       --------  -------
the written consent of the Bank affected thereby (x) increase the Commitment of a Bank (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a Bank), or (y) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder; and, provided, further, that no such modification or amendment shall without the
--------  -------
written consent of all of the Banks (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Banks,
(ii) amend this Section 10.10 or the definition of Required Banks, or (iii) amend or modify the Super-Priority Claim status of the Banks contemplated by
Section 2.23 provided, further, that no such modification or amendment shall
             --------  -------
without the written consent of the Super-majority Banks (as defined in subsection (b) below) release all or substantially all of the Guarantors. No such amendment or modification may adversely affect the rights and obligations of the Agent or any Fronting Bank hereunder or any Bank in the capacity referred to in Section 6.03(vi) without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.03(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Bank shall bind any Person subsequently acquiring an interest on the Loans held by such Bank. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

Notwithstanding anything to the contrary contained in Section 10.10(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Banks (or the consent described in clause (B) of the first sentence of Section 10.10(a)) and such modification or amendment is agreed to by the Super-majority Banks (as hereinafter defined), then with the consent of the Borrower and the Super-majority Banks, the Borrower and the Super-majority Banks shall be permitted to amend the Agreement without the consent of the Bank or Banks which did not agree to the modification or amendment requested by the Borrower (such Bank or Banks, collectively the "Minority Banks") to provide for (w) the
                                 --------------
termination of the Commitment of each of the Minority Banks, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-majority Banks, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Bank or Banks, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Banks immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority Banks" shall mean, at any time, Banks holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Banks having Commitments representing at least 66-2/3% of the Total Commitment.

     Severability. Any provision of this Agreement which is prohibited or
     ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Headings. Section headings used herein are for convenience only and are not
     --------
to affect the construction of or be taken into consideration in interpreting this Agreement.

     Execution in Counterparts. This Agreement may be executed in any number of
     -------------------------
counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

     Prior Agreements. This Agreement represents the entire agreement of the
     ----------------
parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any Bank or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter and the fee letter referred to therein, including without limitation the Borrower's agreement to actively assist the Agent in the syndication of the transactions contemplated hereby referred to in Section 10.03(g) and including also the provisions of Section 2.19).

     Further Assurances. Whenever and so often as reasonably requested by the
     ------------------
Agent, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

     WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTORS, THE AGENT AND
     --------------------
EACH BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.



                            [SIGNATURE PAGES FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                  BORROWER:

                                  ARMSTRONG WORLD INDUSTRIES, INC.


                                  By:
                                      ------------------------------------------
                                  Title:


                                  GUARANTORS:

                                  NITRAM LIQUIDATORS, INC.


                                  By:
                                      ------------------------------------------
                                  Title:


                                  DESSEAUX CORPORATION OF NORTH AMERICA


                                  By:
                                      ------------------------------------------
                                  Title:


                                  THE CHASE MANHATTAN BANK,
                                  Individually and as Agent


                                  By:
                                      ------------------------------------------
                                  Title:

                                     ANNEX A
                                       to
                     REVOLVING CREDIT AND GUARANTY AGREEMENT

                          Dated as of December 6, 2000

                                             Commitment          Commitment
Bank                                           Amount            Percentage
----                                           ------            ----------
The Chase Manhattan Bank
270 Park Avenue                              $400,000,000        100%
New York, New York 10017
Attn:    Ms. Kelly Shield
         Vice President
Total                                        $400,000,000        100.0000%
                                             ============        =========

                                  SCHEDULE 6.03

                 EXISTING INDEBTEDNESS OF NON-FILED SUBSIDIARIES


       Obligation                                                      Amount
       -----------------------------------------------------------------------
       Funded Debt
            Bank Debt - Revolver                                      $ 450.0
            Commercial Paper                                             50.0
            6.35% Senior Notes Due 2003                                 199.9
            7.45% Senior Notes Due 2029                                 199.8
            7.45% Senior Quarterly Interest Bonds Due 2038              180.0
            6.50% Senior Notes Due 2005                                 149.8
            ESOP Debt                                                   142.2
            Make Whole Obligation on ESOP                                15.5
            9.75% Senior Notes Due 2008                                 125.0
            MTN's Due 2000-2001                                           7.5
            Beverly, WV (Capital Lease)                                   7.3
            Interest Rate Swap Derivative Obligations                     1.5
            Merrill Lynch Zero Coupon Note Due 2013                       3.5
            Kankakee Tax Exempt Bond                                     10.8
            Searcy, AL (IRB)                                              0.5
            Somerset, KY (IRB)                                           10.0
            Clinton County (PA)                                           8.5

                                                            ------------------
                      Total Funded Debt                               1,561.7

       Other (Undrawn)
            Guarantees                                           See Attached
            CCR Safeco Bond                                              56.2

                                                            ------------------
                      Total Debt                                     $1,617.9




                        ARMSTRONG WORLD INDUSTRIES, INC.

                                   GUARANTEES
                                   ----------


------------------------------------------------------------------------------------------------------------------------------------

COMPANY                                   BANK BENEFICIARY                       AMOUNT              EXPIRE DATE
-------                                   ----------------                       ------              -----------
------------------------------------------------------------------------------------------------------------------------------------

Armstrong World Industries (HK) Ltd.      Bank of America                        3,000,000           02/28/01
("AHK")
------------------------------------------------------------------------------------------------------------------------------------



                                      1xiv


------------------------------------------------------------------------------------------------------------------------------------

COMPANY                                   BANK BENEFICIARY                       AMOUNT              EXPIRE DATE
-------                                   ----------------                       ------              -----------
------------------------------------------------------------------------------------------------------------------------------------

AHK                                       Bank of America                        128,200             02.28/01
------------------------------------------------------------------------------------------------------------------------------------

Triangle Pacific Corp. ("TRIP")           Bank of America Leasing and Capital    5,259,844           N/A
                                          LLP (Robbins)
------------------------------------------------------------------------------------------------------------------------------------

Armstrong Building Products Company       Bank of America                        16,000,000          04/01/01
(Shanghai), Ltd. ("ABPC-China")
------------------------------------------------------------------------------------------------------------------------------------

Armstrong World Industries                Barclays                               14,720,000          04/30/01
Ltd.-Uxbridge, England
------------------------------------------------------------------------------------------------------------------------------------

Armstrong Building Products S.R.L.        Credito Italiano                       2,718,000           02/28/01
------------------------------------------------------------------------------------------------------------------------------------

Worthington Armstrong Venture (WAVE) -    Michigan Strategic Fund                3,550,000           10/01/22
US (Benton Harbor)

50% of $7,100,000 Michigan Strategic
Fund Limited Obligation Revenue Bond Issue
------------------------------------------------------------------------------------------------------------------------------------

Armstrong World Industries Canada Ltd.    Province of Quebec                     1,029,975           06/30/04
------------------------------------------------------------------------------------------------------------------------------------

Armstrong World Industries Canada AB      Skandinaviska Enskilda                 1,400,800           01/31/02
------------------------------------------------------------------------------------------------------------------------------------

Armstrong Building Products S.A.          Societe Generale                       7,353,500           2/28/01
------------------------------------------------------------------------------------------------------------------------------------

Armstrong Cork Finance Corp. ("ACFC")     Societe Generale                       No amount.          no expiration/revocable by
                                                                                                     AWI upon notice to Societe
                                                                                                     Generale.

                                                                                 AWI guarantees
                                                                                 obligations from
                                                                                 foreign exchange
                                                                                 contracts with
                                                                                 ACFC.
------------------------------------------------------------------------------------------------------------------------------------

Worthington Armstrong Venture Europe,     SODIE                                  467,950             12/31/00
S.A. ("WAVE EUR")
------------------------------------------------------------------------------------------------------------------------------------

ABPC-China                                Standard Chartered                     13,500,000          07/31/01


Armstrong World Industries (Delaware)
Inc.
------------------------------------------------------------------------------------------------------------------------------------

ABPC-China                                Standard Chartered                     4,000,000           07/31/01
------------------------------------------------------------------------------------------------------------------------------------

Armstrong World Industries Canada Ltd.    Banque Toronto Dominion                6,645,000           01/31/01
------------------------------------------------------------------------------------------------------------------------------------

Armstrong World Industries Holding GmbH   Westdeutsche Landesbank Girozentrale   26,916,000          08/31/01
- Germany
------------------------------------------------------------------------------------------------------------------------------------



                                      1xv

                     REVOLVING CREDIT AND GUARANTY AGREEMENT
                                TABLE OF CONTENTS

                                                                       Page No.
                                                                       --------

SECTION 1. DEFINITIONS.......................................................2
           SECTION 1.01  Defined Terms.......................................2
           SECTION 1.02  Terms Generally....................................15

SECTION 2. AMOUNT AND TERMS OF CREDIT.......................................15
           SECTION 2.01  Commitment of the Banks............................15
           SECTION 2.02  Borrowing Base.....................................16
           SECTION 2.03  Letters of Credit..................................16
           SECTION 2.04  Issuance...........................................18
           SECTION 2.05  Nature of Letter of Credit Obligations Absolute....18
           SECTION 2.06  Making of Loans....................................18
           SECTION 2.06A Competitive Bid Procedure..........................19
           SECTION 2.07  Repayment of Loans; Evidence of Debt...............21
           SECTION 2.08  Interest on Loans..................................22
           SECTION 2.09  Default Interest...................................22
           SECTION 2.10  Optional Termination or Reduction of Commitment....23
           SECTION 2.11  Alternate Rate of Interest.........................23
           SECTION 2.12  Refinancing of Loans...............................23
           SECTION 2.13  Mandatory Prepayment; Commitment Termination;
                         Cash Collateral....................................24
           SECTION 2.14  Optional Prepayment of Loans; Reimbursement
                         of Banks...........................................25
           SECTION 2.15  Reserve Requirements; Change in Circumstances......26
           SECTION 2.16  Change in Legality.................................27
           SECTION 2.17  Pro Rata Treatment, etc............................28
           SECTION 2.18  Taxes..............................................28
           SECTION 2.19  Certain Fees.......................................31
           SECTION 2.20  Commitment Fee.....................................31
           SECTION 2.21  Letter of Credit Fees..............................31
           SECTION 2.22  Nature of Fees.....................................31
           SECTION 2.23  Priority and Liens.................................31
           SECTION 2.24  Right of Set-Off...................................32
           SECTION 2.25  Security Interest in Letter of Credit Account......32
           SECTION 2.26  Payment of Obligations.............................32
           SECTION 2.27  No Discharge; Survival of Claims...................32

SECTION 3. REPRESENTATIONS AND WARRANTIES ..................................33
           SECTION 3.01  Organization and Authority.........................33
           SECTION 3.02  Due Execution......................................33
           SECTION 3.03  Statements Made....................................33
           SECTION 3.04  Financial Statements...............................34
           SECTION 3.05  Ownership..........................................34
           SECTION 3.06  Liens..............................................34

                                      1xvi

           SECTION 3.07  Compliance with Law................................34
           SECTION 3.08  Insurance..........................................35
           SECTION 3.09  The Orders.........................................35
           SECTION 3.10  Use of Proceeds....................................35
           SECTION 3.11  Litigation.........................................35

SECTION 4. CONDITIONS OF LENDING............................................36
           SECTION 4.01  Conditions Precedent to Initial Loans and Initial
                         Letters of Credit..................................36
           SECTION 4.02  Conditions Precedent to Each Loan and Each Letter
                         of Credit..........................................38

SECTION 5. AFFIRMATIVE COVENANTS............................................39
           SECTION 5.01  Financial Statements, Reports, etc.................39
           SECTION 5.02  Corporate Existence................................42
           SECTION 5.03  Insurance..........................................42
           SECTION 5.04  Obligations and Taxes..............................42
           SECTION 5.05  Notice of Event of Default, etc....................42
           SECTION 5.06  Access to Books and Records........................42
           SECTION 5.07  Borrowing Base Certificate.........................43
           SECTION 5.08  Collateral Monitoring and Review...................43
           SECTION 5.09  Projections........................................43

SECTION 6. NEGATIVE COVENANTS...............................................43
           SECTION 6.01  Liens..............................................43
           SECTION 6.02  Merger, etc........................................44
           SECTION 6.03  Indebtedness.......................................44
           SECTION 6.04  Capital Expenditures...............................44
           SECTION 6.05  Leverage Ratio.....................................44
           SECTION 6.06  Guarantees and Other Liabilities...................44
           SECTION 6.07  Chapter 11 Claims..................................45
           SECTION 6.08  Dividends; Capital Stock...........................45
           SECTION 6.09  Transactions with Affiliates.......................45
           SECTION 6.10  Investments, Loans, Advances and Acquisitions......45
           SECTION 6.11  Disposition of Assets..............................45
           SECTION 6.12  Nature of Business.................................45

SECTION 7. EVENTS OF DEFAULT................................................46
           SECTION 7.01  Events of Default..................................46

SECTION 8. THE AGENT........................................................49
           SECTION 8.01  Administration by Agent............................49
           SECTION 8.02  Advances and Payments..............................49
           SECTION 8.03  Sharing of Setoffs.................................50
           SECTION 8.04  Agreement of Required Banks........................50
           SECTION 8.05  Liability of Agent.................................50
           SECTION 8.06  Reimbursement and Indemnification..................51

                                     1xvii

            SECTION 8.07   Rights of Agent..................................51
            SECTION 8.08   Independent Banks................................51
            SECTION 8.09   Notice of Transfer...............................52
            SECTION 8.10   Successor Agent..................................52

SECTION 9.  GUARANTY........................................................52
            SECTION 9.01   Guaranty.........................................52
            SECTION 9.02   No Impairment of Guaranty........................53
            SECTION 9.03   Subrogation......................................53

SECTION 10. MISCELLANEOUS...................................................54
            SECTION 10.01  Notices..........................................54
            SECTION 10.02  Survival of Agreement, Representations and
                           Warranties, etc..................................54
            SECTION 10.03  Successors and Assigns...........................54
            SECTION 10.04  Confidentiality..................................56
            SECTION 10.05  Expenses.........................................57
            SECTION 10.06  Indemnity........................................57
            SECTION 10.07  CHOICE OF LAW....................................58
            SECTION 10.08  No Waiver........................................58
            SECTION 10.09  Extension of Maturity............................58
            SECTION 10.10  Amendments, etc..................................58
            SECTION 10.11  Severability.....................................59
            SECTION 10.12  Headings.........................................59
            SECTION 10.13  Execution in Counterparts........................59
            SECTION 10.14  Prior Agreements.................................59
            SECTION 10.15  Further Assurances...............................59
            SECTION 10.16  WAIVER OF JURY TRIAL.............................60

                                     1xviii

ANNEX A            -      Commitment Amounts
EXHIBIT A-1        -      Form of Interim Order
EXHIBIT A-2        -      Form of Final Order
EXHIBIT B          -      Form of Opinion of Counsel
EXHIBIT C          -      Form of Assignment and Acceptance

SCHEDULE 3.05      -      Subsidiaries
SCHEDULE 3.06      -      Liens
SCHEDULE 3.11      -      Litigation
SCHEDULE 6.03      -      Existing Indebtedness of Non-filed Subsidiaries

                                 FIRST AMENDMENT
                             TO REVOLVING CREDIT AND
                               GUARANTY AGREEMENT

     FIRST AMENDMENT, dated as of February 2, 2001 (the "Amendment"), to the
                                                         ---------
REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of December 6, 2000, among ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation (the "Borrower"), a
                                                                   --------
debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Guarantors named therein (the "Guarantors"), THE CHASE MANHATTAN BANK, a New
                               ----------
York banking corporation ("Chase"), each of the other financial institutions
                           -----
party thereto (together with Chase, the "Banks") and THE CHASE MANHATTAN BANK,
                                         -----
as Agent for the Banks (in such capacity, the "Agent"):
                                               -----

                              W I T N E S S E T H:

     WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Revolving Credit and Guaranty Agreement, dated as of December 6, 2000, (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"); and
     ----------------

     WHEREAS, the Borrower and the Guarantors have requested that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement be amended subject to and upon the terms and conditions set forth herein;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

     The second paragraph of the Introductory Statement is hereby amended by deleting the amount "$400,000,000" appearing therein and inserting in lieu thereof the amount "$300,000,000".

     The fourth paragraph of the Introductory Statement is hereby amended by deleting the words "Section 6.03(vi)" appearing in the parenthesis set forth therein and inserting in lieu thereof the words "Sections 6.03(vi) and (vii)".

     Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:

          "Account" shall mean any right to payment for goods sold, regardless
           -------
          of how such right is evidenced and whether or not it has been earned by performance.

          "Adjusted Eligible Accounts Receivable" shall be equal to (a) Eligible
           -------------------------------------
          Accounts Receivable minus (b) the Dilution Reserve.

          "Dilution Factors" shall mean, with respect to any period, the
           ----------------
          aggregate amount of all gross deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits.

          "Dilution Ratio" shall mean, at any date, the amount (expressed as a
           --------------
          percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the 12 most recently ended fiscal months divided by (b) total gross sales for
                                            -------
          the 12 most recently ended fiscal months.

          "Dilution Reserve" shall mean, at any date, the applicable Dilution
           ----------------
          Ratio multiplied by the Eligible Accounts Receivable on such date.

          "Eligible Accounts Receivable" shall mean the gross outstanding
           ----------------------------
          balance, determined in accordance with GAAP and stated on a basis consistent with the historical and current practices of the Borrower and the Guarantors as of the date hereof, of Accounts of the Borrower and the Guarantors that the Agent, in its reasonable discretion, shall deem eligible, less all finance charges, late fees and other fees that are unearned, and less (i) the value of any accrual which has been
                            ----
          recorded by the Borrower and the Guarantors with respect to downward price adjustments, (ii) the aggregate amount of all cash received in respect of the Accounts but not yet applied by the Borrower and the Guarantors to reduce the amount of Accounts, (iii) the amount of all actual returns, discounts, claims, credits, charges, price adjustments or other adjustments, (iv) the aggregate amount of all other reserves, limits and deductions provided for in this definition and elsewhere in this Agreement, (v) fees due to regional distribution centers as of the end of the most recent fiscal month which are incurred by the Borrower or the Guarantors for shipments made from regional distribution centers on behalf of the Borrower or the Guarantors it being agreed that such fees shall not be deducted if a non-offset agreement, in form and substance satisfactory to the Agent, shall have been executed by such regional distribution centers, (vi) amounts due to regional distribution centers as of the end of the most recent fiscal month in connection with the repurchase of Inventory by the Borrower or the Guarantors which was previously sold to such regional distribution centers, it being agreed that such amounts will not be deducted if a non-offset agreement, in form and substance satisfactory to the Agent, shall have been executed by such regional distribution centers, and (vii) such other reserves as the Agent, in its reasonable discretion after consultation with the Borrower, shall deem appropriate. Without in any way limiting the discretion of the Agent to deem an Account ineligible, the Agent shall not treat an Account as eligible if:

               (a) the Borrower or the Guarantors have not complied with all material Requirements of Law, including, without limitation, all laws, rules, regulations and orders of any Governmental Authority relating to billing practices, fair credit reporting, equal credit opportunity, debt collection practices and consumer debtor protection, applicable to such Account (or any related contracts) or affecting the collectability of such Account;

               (b) such Account is not assignable or a first priority security interest in such Account in favor of the Agent for the benefit of the Banks has not been obtained and fully perfected by (i) the entry of the Orders, or (ii) the filing of Uniform Commercial Code financing statements against the Borrower or the Guarantors;

               (c) such Account is subject to any Lien whatsoever, other than Liens in favor of the Agent for the benefit of the Banks;

               (d) the Borrower or the Guarantors, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Account debtor;

               (e) such Account does not constitute a legal, valid and binding irrevocable payment obligation of the Account debtor to pay the balance thereof in accordance with its terms or is subject to any defense, set-off, recoupment or counterclaim;

               (f) the Account debtor is an employee of the Borrower or any Guarantor;

               (g) such Account is an Account of the United States government, or any agency or instrumentality of the foregoing;

               (h) an estimated or actual loss has been recognized in respect of such Account, as determined in accordance with the Borrower's or the Guarantors' usual business practice;

               (i) any representation or warranty contained in this Agreement or in any other Loan Documents applicable either to Accounts in general or to any such specific Account has been breached with respect to such Account and such breach shall materially impair the value of such Account or any Lien in favor of the Agent with respect to such Account for the ratable benefit of the Banks;

               (j) the Account debtor has filed a petition for relief under the Bankruptcy Code (or similar action under any successor law or under any comparable law), made a general assignment for the benefit of creditors, had filed against it any petition or other application for relief under the Bankruptcy Code (or similar action under any successor law or under any comparable law), failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs, or shall generally not, or shall be unable to, or shall generally admit in writing its inability to pay its debts as such debts become due;

               (k) any portion of such Account has remained unpaid for a period exceeding 60 days from the due date (but only to the extent of such overdue portion) or the Borrower or the Guarantors have reason to believe such Account is uncollectible;

               (l) 50% or more of the outstanding amount of all Accounts from the Account debtor in respect of such Account have become, or have been determined by the Agent to be, ineligible pursuant to clause (k) above;

               (m) the sale represented by such Account is to an Account debtor organized or located outside the United States, unless a letter of credit deemed acceptable by the Agent is held against such Account;

               (n) the Account debtor is a (i) creditor, (ii) has or has asserted a right of setoff against the Borrower or any Guarantor or (iii) has disputed its liability (whether by chargeback or otherwise) or made any claim with respect to the Account or any other Account of the Borrower or any Guarantor which has not been resolved, in each case without duplication, to the extent of the amount owed by the Borrower or such Guarantor to the Account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim as the case may be;

               (o) such Account is (i) not denominated in Dollars or is (ii) payable outside the United States;

               (p) the sale represented by such Account is on a bill-and-hold, undelivered sale, guaranteed sale, sale-or-return, consignment, or sale on approval basis or is subject to set-off or charge-back;

               (q) the Agent believes, in its reasonable discretion (after consultation with the Borrower), that the collection of such Account is unlikely or that such Account may not be paid;

               (r) the Borrower, any Guarantor or any other party to such Account, is in default in the performance or observance of any of the terms thereof in any material respect;

               (s) the Borrower or the Guarantors do not have good title to such Account as sole owner of such Account;

               (t) such Account does not arise from the sale and delivery of goods by the Borrower or the Guarantors;

               (u) such Account is on terms other than those normal or customary in the business of the Borrower or the Guarantors;

               (v) any amounts payable under or in connection with such Account are evidenced by chattel paper, promissory notes or other instruments, unless such chattel paper, promissory notes or instruments have been endorsed and delivered to the Agent;

               (w) such Account has been placed with an attorney or other third party for collection;

               (x) all Accounts of any single Account debtor and its Affiliates exceed 15% of the total amount of all gross accounts receivable at the time of any determination and such Account debtor does not have a long-term rating of at least BBB- or a short-term rating of at least A-3 by Standard & Poor's Rating Service or equivalent rating agency, then the Accounts in excess of such 15% shall be deemed to be ineligible;

               (y) such Account is non-trade sundry; or

               (z) such Account arises out of a sale made by the Borrower or any Guarantor to any of their respective Affiliates.


          Without limiting the foregoing, in determining the aggregate amount of Accounts from the same Account debtor and any Affiliates thereof that are unpaid more than 60 days from the due date pursuant to clause (k) above, there shall be excluded the amount any net credit balance due and owing to the Account debtor in respect of Accounts that are so unpaid.

          "Eligible Finished Goods" shall mean, on any date, the Inventory Value
           -----------------------
          of finished goods of the Borrower and the Guarantors on such date as shown on the Borrower's or Guarantors' perpetual inventory records or equivalent reporting, including but not limited to commercial and residential ceiling and flooring products in accordance with their current and historical classification of finished goods meeting the definition of Eligible Inventory.

          "Eligible Inventory" shall mean the Inventory Value of the Borrower on
           ------------------
          such date deemed by the Agent in good faith for inclusion in the calculation of the Borrowing Base reduced by (i) Inventory Reserves,
          (ii) storage fees paid in connection with Inventory maintained at public warehouses with the amount to be deducted equal to the sum of the most recent three-months of storage fees incurred and (iii) such other reserves as the Agent, in its reasonable commercial discretion after consultation with the Borrower, shall deem appropriate. Without in any way limiting the discretion of the Agent to deem an item of inventory ineligible, the Agent shall not treat any item of inventory as eligible if:

               (a) such item of Inventory is not assignable or a first priority security interest in such item of Inventory in favor of the Agent for the benefit of the Banks has not been obtained and fully perfected by (i) the entry of the Orders or (ii) the filing of Uniform Commercial Code financing statements against the Borrower or the Guarantors;

               (b) such item of Inventory is subject to any prior Lien whatsoever, other than Liens in favor of the Agent for the benefit of the Banks;

               (c) such item of Inventory (i) is damaged, not in good condition (to the extent not provided for by reserves as described above) or (ii) does not meet all material standards imposed by any Governmental Authority having regulatory authority over such item of inventory, its use or its sale;

               (d) such item of Inventory is not currently either readily usable or salable, at prices approximating at least the cost thereof, in the normal course of the business of the Borrower and the Guarantors (to the extent not provided for by reserves as described above);

               (e) any event shall have occurred or any condition shall exist with respect to such item of Inventory which would substantially impede the ability of the Borrower and the Guarantors to continue to use or sell such item of Inventory in the normal course of business;

               (f) any claim disputing the title of the Borrower or any Guarantor to, or right to possession of or dominion over, such item of Inventory shall have been asserted;

               (g) any representation or warranty contained in this Agreement or in any other Loan Document applicable to either Inventory in general or to any such specific item of Inventory has been breached with respect to such items of Inventory, and such breach shall materially impair the value of such Inventory or the viability of any Lien in favor of the Agent with respect to such Inventory for the ratable benefit of the Banks;

               (h) neither the Borrower nor any Guarantor has sole and good, valid and unencumbered title as sole owner of such item of Inventory;

               (i) such item of Inventory has been consigned to other Persons, or is located at, or in the possession of, a vendor or customer of the Borrower or any Guarantor, or is in transit to or from, or held or stored by, third parties;

               (j) such item of Inventory is located outside of the United
               States;

               (k) such item of Inventory is evidenced by an Account;

               (l) such item of Inventory is subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third party from whom the Borrower has received notice of a dispute in respect of any such agreement;

               (m) such item of Inventory consists of packing, pallets, packaging and/or shipping supplies or sundry miscellaneous materials;

               (n) such item of Inventory is printed film, proprietary coating or other proprietary materials such as plasticizers mixed by Exxon Mobil using the Borrower's or Guarantors' specifications;

               (o) such item of Inventory has been otherwise determined by the Agent (after consultation with the Borrower), exercising its commercially reasonable discretion, to be unacceptable because the Agent believes that such item of Inventory is not readily salable under the customary terms on which it is usually sold;

               (p) it is located at any facility that the Borrower or any Guarantor has closed or plans to close within thirty (30) days from the date of determination of the most recent Borrowing Base;

               (q) any merchandise classified by the Borrower as dropped patterns or odd-lots;

               (r) such item of Inventory is rug Inventory manufactured from scrap;

               (s) such item of Inventory is samples held at outside vendors; or

               (t) such item of Inventory is "let down pigments" which are pigments mixed with limestone.

          "Eligible Period Expense on Inventory" shall mean, on any date,
           ------------------------------------
          non-direct production related expenses capitalized for financial statement purposes in a manner consistent with the Borrower's or the Guarantors' historical and current accounting practices.

          "Eligible Raw Materials" shall mean, on any date, the Inventory Value
           ----------------------
          of raw materials of the Borrower and the Guarantors on such date as shown on the Borrower's or Guarantors' perpetual inventory records or equivalent reporting, including but not limited to resin, paper, pigments, and plasticizer in accordance with their current and historical classification of raw material meeting the definition of Eligible Inventory.

          "Eligible Work-In-Process" shall mean, on any date, the Inventory
           ------------------------
          Value of work-in-process of the Borrower and the Guarantors on such date that constitutes work-in-process as shown on the Borrower's or Guarantors' perpetual inventory records or equivalent reporting in accordance with their current and historical classification of work-in-process meeting the definition of Eligible Inventory.

          "Favorable Variance Reserve" shall mean an amount equal to the gross
           --------------------------
          capitalized favorable variance (the amount whereby standard cost used to compute Inventory Value exceeds actual cost incurred) as classified under the Borrower's or Guarantor's current and historical variance cost categories.

          "Inventory" shall mean "inventory" as such term is defined in the
           ---------
          Bankruptcy Code, and shall also mean and include, without limitation, all goods of the Borrower and the Guarantors, whether now owned or hereafter acquired or in which the Borrower and the Guarantors now have or hereafter may acquire any right, title or interest and wherever located, whether in transit or otherwise, held for sale or lease, or furnished or to be furnished under contracts for service, sale or lease, including all goods returned or reclaimed from customers, and all raw materials, or consumed or to be used or consumed in its business, or in the processing, packaging or shipping of the same, and all finished goods and all assets of a type classified as inventory as reflected, in accordance with GAAP, as stated on a consistent basis with the historical and current practices of the Borrower and the Guarantors on the financial statements of the Borrower and the Guarantors.

          "Inventory Reserves" shall mean with respect to Inventory of the
           ------------------
          Borrower and the Guarantors at any date, the amount equal to the sum of (i) the amount of any reserves maintained by the Borrower and the Guarantors for shrinkage and net realizable value in accordance with its historical and current accounting practices and (ii) the Turnover Reserve.

          "Inventory Value" shall mean a dollar amount equal to the lesser of
           ---------------
          (i) the standard cost (exclusive of favorable or unfavorable variances) of Inventory (which includes direct labor, raw materials and other direct manufacturing expenses and does not include Eligible Period Expense on Inventory), determined on a basis consistent with GAAP and with the Borrower's and Guarantors' current and historical accounting practice or (ii) the market value of such Inventory; provided, however that (a) in the event variances under the standard
          --------  -------
          cost method are capitalized, favorable variances shall be treated according to the Favorable Variance Reserve and unfavorable variances shall not be added to Eligible Inventory, and (b) in the event variances under the standard cost method are expensed, a reserve shall be determined by the Agent as appropriate in order to adjust the standard cost of Eligible Inventory to approximate actual cost.

          "PP&E Component" shall mean the lesser of (x) 33-1/3% of the Total
           --------------
          Commitment and (y) $100,000,000; it being understood that this amount is based upon the liquidation value in place for machinery and equipment of the Borrower and the Guarantors at fourteen sites evaluated in the Daley-Hodkin Personal Property Auction Sale Value, Orderly Liquidation Value & Liquidation Value in Place Appraisal Report dated December 2000/January 2001 ("Daley-Hodkin Report"), a
                                                    -------------------
          true and correct copy of which has been delivered to the Agent. This amount may be revised by the Agent in the Agent's exclusive judgment at any time after there shall have occurred sales of machinery and equipment (or casualty losses not covered by insurance) at any of the fourteen sites included in the Daley-Hodkin report and the corresponding aggregate sales proceeds from the machinery and equipment sale is greater than $5,000,000 and such assets have not been replaced by assets of equal or greater value.

          "Requirements of Law" shall mean, as to any Person, the Certificate or
           -------------------
          Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Turnover Days" shall mean inventory, as of the most current Borrowing
           -------------
          Base reporting date, determined in a manner consistent with historical accounting practices utilized for external reporting purposes (which shall include direct costs, period expenses, FIFO and LIFO adjustments), divided by cost of
                                                              -------
          goods sold for the most recently ended 12 months, determined in an equivalent manner times 360.
                            -----

          "Turnover Reserve" shall mean, on any date, with respect to the
           ----------------
          Inventory, if Turnover Days for floor products exceeds 50 days or Turnover Days for building products exceeds 35 days then, in the Agent's exclusive judgment, an additional reserve for turnover may be included.

     The definition of the term "Applicable Margin" set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the amount "$400,000,000" set forth in the interest rate grid appearing therein and inserting in lieu thereof the amount "$300,000,000".

     The definition of the term "Borrowing Base" set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Borrowing Base" shall mean, on any date, the amount (calculated based
           --------------
          on the most recent Borrowing Base Certificate delivered pursuant to this Agreement) that is equal to the sum of (a) 85% of Adjusted Eligible Accounts Receivable plus (b) 60% of Eligible Finished Goods
                                       ----
          plus (c) 15% of Eligible Raw Materials plus (d) 25% of Eligible
          ----                                   ----
          Work-in-Process plus (e) 60% of Eligible Period Expense on Inventory
                          ----
          plus (f) the PP&E Component, provided that the amount derived from
          ----                         --------
          clause (e) shall not comprise more than 15% of the Borrowing Base. Standards of eligibility and reserves and advance rates of the Borrowing Base may be revised and adjusted from time to time by the Agent in its sole discretion and consistent with its standard practice, with any changes in such standards to be effective 10 days after delivery of notice thereof to the Borrower.

     The definition of the term "Borrowing Base Certificate" set forth in
Section 1.01 of the Credit Agreement is hereby amended in its entirety toward as follows:

          "Borrowing Base Certificate" shall mean a certificate substantially in
           --------------------------
          the form of Exhibit D hereto (with such changes therein as may be required by the Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Financial Officer of the Borrower, which shall include appropriate exhibits and schedules as referred to therein and as provided for in Section 5.07.

     The definition of the term "Prepayment Date" set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Prepayment Date" shall mean February 2, 2001 if the Final Order has
           ---------------
          not been entered by the Bankruptcy Court on or prior to such date.

     Section 2.01(a) of the Credit Agreement is hereby amended by deleting the amount "$400,000,000" appearing in clause (i) thereof and inserting in lieu thereof the amount "$300,000,000."

     Section 2.23 of the Credit Agreement is here by amended by deleting the words "Section 6.03(vi") appearing in the first sentence thereof and inserting in lieu thereof the words "Sections 6.03(vi) and (vii)".

     Section 5.01(f) of the Credit Agreement is hereby amended by deleting the words "within 45 days of the Closing Date" appearing therein and inserting in lieu thereof the words "not later than February 16, 2001."

     Section 5.01 of the Credit Agreement is hereby further amended by deleting the period at the end of clause (p) thereof and inserting in lieu thereof a comma, and by inserting the following new clause (q) at the end thereof:

          "(q) promptly, notice of the sale or other disposition (or casualty loss) of any of the assets included in the PP&E Component with an aggregate book value of in excess of $5,000,000."


     Section 5.07 of the Credit Agreement is hereby amended by deleting the words "within that number of days after the end of each month that is agreed upon by the Borrower and the Agent," appearing in clause (i) thereof and inserting in lieu thereof the words "within 20 days after the end".

     Section 6.03 of the Credit Agreement is hereby amended by inserting the parenthetical phrase "(including, without limitation, overseas netting, pooling or sweep product arrangements)" immediately following the words "cash management services" appearing in clause (vi) thereof.

     Section 6.10 of the Credit Agreement is hereby amended by deleting the proviso appearing in subsection (iii) thereof and inserting in lieu thereof the following:

          "provided that loans, advances and capital contributions after the
           --------
          Closing Date to Non-filed Subsidiaries made from the proceeds of Loans plus Letters of Credit issued for the exclusive benefit of Non-filed
          ----
          Subsidiaries shall not exceed $125,000,000 at any one time outstanding, of which not more than $100,000,000 shall be from the proceeds of Loans."

     Annex A to the Credit Agreement is hereby replaced in its entirety by Annex A hereto.

     The Credit Agreement is hereby further amended by including a new Exhibit D thereto in the form of Exhibit D hereto.

     This Amendment shall not become effective until the date (the "Effective
                                                                    ---------
Date") on which this Amendment shall have been executed by the Borrower, the
----
Guarantors and Banks representing the Required Banks, and the Agent shall have received evidence satisfactory to it of such execution.

     Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

     The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.

     This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

     This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                         BORROWER:

                                         ARMSTRONG WORLD INDUSTRIES, INC.


                                         By:
                                            ------------------------------------
                                                  Name:
                                                  Title:


                                         GUARANTORS:

                                         NITRAM LIQUIDATORS, INC.


                                         By:
                                            ------------------------------------
                                         Title:


                                         DESSEAUX CORPORATION OF NORTH AMERICA


                                         By:
                                            ------------------------------------
                                         Title:


                                         THE CHASE MANHATTAN BANK,
                                            Individually and as Agent


                                         By:
                                            ------------------------------------
                                         Title:

                                    ANNEX A
                                       to
                    REVOLVING CREDIT AND GUARANTY AGREEMENT

                   Dated as of December 6, 2000 (as amended)




                                            Commitment            Commitment
Bank                                          Amount              Percentage
                                              ------              ----------

The Chase Manhattan Bank
270 Park Avenue                             $300,000,000          100.0000%
New York, New York 10017
Attn:    Ms. Kelly Shield
         Vice President


Total                                       $300,000,000          100.0000%
                                            ============          =========

                            THE CHASE MANHATTAN BANK
                                 270 Park Avenue
                            New York, New York 10017




                                            As of February 28, 2001

Armstrong World Industries, Inc.
2500 Columbia Avenue
Lancaster, Pennsylvania  17604
Attn: Ms. E. Follin Smith

          Re:  Amendment Letter
               ----------------

Ladies and Gentlemen:

     This has reference to the Revolving Credit and Guaranty Agreement dated as of December 6, 2000, as heretofore amended (the "Credit Agreement") among
                                                 ----------------
Armstrong World Industries, Inc. (the "Borrower"), the Guarantors named therein,
                                       --------
and The Chase Manhattan Bank, as Agent and as Bank. All terms used herein that are defined in the Credit Agreement shall have the same meanings herein.

     The undersigned hereby agrees to amend the Credit Agreement (x) by amending
Section 4.02(f) to delete, in its entirety, the parenthetical phrase "(delivered no more than thirty (30) days prior to the making of a Loan or the issuance of a Letter of Credit)" appearing therein,(y) by amending Section 5.07 to delete clause (i) thereof in its entirety and inserting in lieu thereof the following:

          "(i) within 20 days after the end of each quarter, a Borrowing Base Certificate as of the last day of such quarter, provided, that the
                                                          --------
          Borrower shall be required to furnish to the Agent a Borrowing Base Certificate within 20 days after the end of each month (as of the last day of such month) during which Total Facility Usage exceeded $50,000,000 at any time during such month"

and (z) by amending Section 6.06 to insert a new clause (iii) at the end thereof to read as follows:

          "and (iii) any guaranty by the Borrower of obligations of any Non-filed Subsidiary in respect of loans and advances to such Non-filed Subsidiary in the ordinary course of its business consistent with past practice; provided that the obligation of Borrower under
                              --------
          such guaranty is unsecured and is not a Superpriority Claim."

     This Amendment Letter shall not become effective until the date on which counterparts of this Amendment Letter shall have been executed by the Borrower and the Guarantors.

     This Amendment Letter may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same instrument.

     This Amendment Letter shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment Letter.

     The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment Letter, including the reasonable fees and disbursements of special counsel to the Agent.

     This Amendment Letter shall be construed in accordance with and governed by the laws of the State of New York.

                                       Very truly yours,

                                       THE CHASE MANHATTAN BANK,
                                          Individually and as Agent


                                       By:
                                          --------------------------------------
                                                 Title:

Acknowledged and Agreed to as
of this 28th day of February, 2001

ARMSTRONG WORLD INDUSTRIES, INC.


By:
   -------------------------------
         Title:

NITRAM LIQUIDATORS, INC.


By:
   -------------------------------
         Title:

DESSEAUX CORPORATION OF NORTH AMERICA


By:
   -------------------------------
         Title: